EXHIBIT 10.42
                                                  TRACT V



L E A S E

          --------------------------------------------------

                   NORTH PARCEL LIMITED PARTNERSHIP

                               Landlord

                                -with-

                   BIOGEN REALTY LIMITED PARTNERSHIP


                                Tenant


          --------------------------------------------------

TABLE OF CONTENTS

                                                                  Page

1.   DEFINITIONS...........................................    1
2.   DEMISE AND TERM; STATUS OF TITLE......................   14
3.   FIXED ANNUAL RENT.....................................   20

4.   NET LEASE: NON-TERMINABILITY..........................   22

5.   PAYMENT OF IMPOSITIONS................................   24

6.   UTILITIES AND SERVICES................................   30

7.   CONSTRUCTION OF CERTAIN BUILDING IMPROVEMENTS.........   31

8.   USE; COMPLIANCE WITH LAWS.............................   46

9.   REPAIRS AND MAINTENANCE...............................   51

10.  ALTERATIONS...........................................   53

11.  CONDITIONS FOR TENANT'S WORK..........................   54

12.  MECHANICS' AND OTHER LIENS............................   55

13.  INDEMNIFICATION AND NON-LIABILITY OF LANDLORD.........   58

14.  INSURANCE.............................................   62

15.  DAMAGE OR DESTRUCTION.................................   68

16.  CONDEMNATION..........................................   72

17.  ASSIGNMENT AND SUBLETTING.............................   75

18.  LEASEHOLD MORTGAGES...................................   94

19.  SURRENDER OF PREMISES.................................  100

20.  CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS..........  101

21.  SELF-HELP.............................................  108

22.  QUIET ENJOYMENT.......................................  110

23.  PARKING PRIVILEGES....................................  110

24.  PURCHASE AND SALE CONTRACT............................  111

25.  EXCAVATION OF ADJOINING PROPERTY; ENCROACHMENTS;
     EASEMENTS.............................................  135

26.  SIGNS.................................................  137

27.  TENANT'S PAYMENTS.....................................  138

28.  CUMULATIVE REMEDIES...................................  139

29.  INVALIDITY OF PARTICULAR PROVISIONS...................  140

30.  WAIVER................................................  140

31.  STATUS REPORTS........................................  141

32.  BANKRUPTCY OR INSOLVENCY..............................  141

33.  BROKERAGE PROVISION...................................  147

34.  RECORDING AND NOTICE OF LEASE.........................  148

35.  RELATIONSHIP OF THE PARTIES...........................  149

36.  NOTICES...............................................  149

37.  CAPTIONS..............................................  150

38.  COUNTERPARTS..........................................  150

39.  ENTIRE AGREEMENT......................................  150

40.  PROVISIONS BINDING....................................  151

41.  POST TERMINATION SALE OR FINANCING....................  151

42.  INTENTIONALLY OMITTED.................................  156

43.  LANDLORD LIABILITY....................................  156

44.  GOVERNING LAW.........................................  158

EXHIBIT A-LEGAL DESCRIPTION................................

EXHIBIT B-DEVELOPMENT AREA MAP.............................

EXHIBIT C-SCHEDULE OF PRIVATE DESIGN RESTRICTIONS..........

EXHIBIT D-APPROVAL LETTER FROM REDEVELOPMENT AUTHORITY
          RE: FOUNDATION AND STRUCTURAL PLANS AND
          SPECIFICATIONS...................................

EXHIBIT E-PURCHASE PRICE TO BE PAID BY TENANT FOR
          PURCHASE OF DEMISED PREMISES.....................

EXHIBIT F-FORM OF DEED.....................................

EXHIBIT G-NOTICE OF LEASE..................................

EXHIBIT H-INTENTIONALLY OMITTED............................

EXHIBIT I-DETERMINATION OF FAIR MARKET VALUE OF THE
          PROPERTY (RESPECTING APPLICATION OF
          SECTION 41 HEREOF)...............................

EXHIBIT J-DEFINITION OF PROJECT COSTS (RESPECTING
          APPLICATION OF SECTION 41 HEREOF)................

L E A S E


     THIS LEASE made as of the 6th day of October, 1993, between NORTH PARCEL LIMITED PARTNERSHIP, a Massachusetts Limited Partnership having an office at Fourteen Cambridge Center, Cambridge, Massachusetts 02142 (hereinafter called the "Landlord"), and BIOGEN REALTY LIMITED PARTNERSHIP, a Massachusetts limited partnership having a usual place of business at Fourteen Cambridge Center, Cambridge, Massachusetts 02142 (hereinafter called the "Tenant").
                      W I T N E S E T H  T H A T:
     1. DEFINITIONS. For the purposes of this Lease, unless the context otherwise requires, the following words and terms shall have the meanings indicated (whether or not such words and terms are capitalized):
          (a) Affiliate: a Person directly or indirectly controlling, controlled by, or under common control with Landlord, Tenant or any other Affiliate of either Landlord or Tenant.
          (b) Additional Rent: all rent, additional rent and other charges and sums payable by Tenant under or in respect of this Lease, whether payable to Landlord or any other Person, but excluding Fixed Annual Rent.
          (c) The Authority or the Redevelopment Authority (both terms being used interchangeably): The Cambridge Redevelopment Authority, a public body politic and corporate.
          (d) Building or Improvements (both terms being used interchangeably): The "Improvements" (as defined in and approved pursuant to the Land Disposition Agreement) to be constructed on the Demised Premises by Tenant in accordance with the requirements of this Lease together with all alterations, additions, improvements, restorations and replacements thereof.
          (e) Building Equipment: all machinery, apparatus, equipment, personal property and fixtures of every kind and nature whatsoever hereafter attached to or used in connection with the operation or maintenance of the Building, including, but not limited to, all heating, lighting and power equipment, engines, pipes, pumps, tanks, motors, conduits, plumbing, cleaning, fire prevention, refrigeration, ventilating, air cooling and air conditioning equipment and apparatus, elevators, ducts and compressors, and any and all alterations, additions, improvements, restorations and replacements of any thereof, but excluding improvements for water, gas and electricity and other similar equipment or improvements owned by any public utility company.
          (f) Demised Premises: that certain parcel of land in Cambridge, Massachusetts, described in Exhibit A annexed hereto and made a part hereof (also sometimes interchangeably called the "Land" or the "Premises"), together with all rights, privileges and easements now or hereafter pertaining thereto. The Demised Premises is limited to the parcel of land described in said Exhibit A and does not include the Improvements.
          (g) Development Area: an area on the north side of Broadway and the south side of Binney Street in said Cambridge, shown on a map annexed hereto as Exhibit B and made a part hereof.
          (h)  Intentionally Omitted
          (i)  Impositions:  defined in Section 5(a) hereof.
          (j) Insurance Requirements: the requirements of any insurer of the Demised Premises or the Building (as the case may be), and the requirements of the local Board of Fire Underwriters insofar as they pertain to the Demised Premises or the Building (as the case may be).
          (k) Landlord: the owner from time to time of Landlord's interest under this Lease so that, in the event of any transfer of the Landlord's entire interest in the Demised Premises, Landlord shall be and hereby is entirely relieved and freed of all obligations of Landlord hereunder, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to perform and observe all obligations of Landlord hereunder, whether then accrued or thereafter accruing. Notwithstanding the foregoing, the Landlord named herein agrees that it shall not convey the Demised Premises to another Person prior to the first to occur of (i) the occurrence of an "Event of Default" (defined in Section 20
          (a) hereof and (ii) the issuance of a "Certificate of Completion" (hereinafter defined in this Section 1).
          (l) Legal Requirements: all laws, statutes, ordinances, rules and regulations (including, but not limited to, the Kendall Square Urban Renewal Plan, building codes, zoning regulations and ordinances, and environmental laws and regulations), and the orders, rules, regulations and requirements of all Federal, State and municipal governments, and the appropriate agencies, officers, departments, boards and commissions thereof, whether now or hereafter in force, which may be applicable to the Demised Premises, or any part thereof, or the use or manner of use of all or any part of the Demised Premises, or the sidewalks and curbs adjacent thereto, or to the Building and the Building Equipment.
          (m) Person: a natural person or persons, a partnership, a corporation, and any other form of business or legal association and entity.
          (n) Chapter 121A Agreement: The 121A Agreement executed and delivered by the Commonwealth of Massachusetts and Biogen, Inc., pursuant to the 121A Application dated June 11, 1993, as approved.
          (o) The 6A Contract: That certain Agreement entered into respecting the Demised by and between Tenant and the City of Cambridge pursuant to which Tenant agrees, inter alia, to make certain payments respecting real estate taxes, said Agreement being executed according and pursuant to Massachusetts General Laws, Chapter 121A, Section 6A.
          (p) Land Disposition Agreement or Land Disposition Contract (both terms being used interchangeably): That certain agreement entitled "Supplemental Land Disposition Contract" dated October 6, 1993 between the Redevelopment Authority and North Parcel Limited Partnership.
          (q) Certificate of Completion: A certificate of completion issued by the Authority pursuant to the Land Disposition Contract respecting the full completion of the Building and other improvements on the Demised Premises.
          (r) Option Agreement: That certain agreement entitled "Acquisition, Option And Cooperation Agreement" dated as of October 6, 1993 by and between North Parcel Limited Partnership and Biogen, Inc.
          (s) Hazardous Materials Indemnity: That certain Agreement entitled "Indemnity Agreement Regarding Hazardous Materials" dated as of October 6, 1993, from Tenant and Biogen, Inc., to and for the benefit of the "Transaction Parties" and the other "Indemnified Parties" (both as therein defined).
          (t) Environmental Laws: defined in Section 1 of the Hazardous Materials Indemnity and herein incorporated by reference as if fully set forth herein.
          (u) Hazardous Materials: defined in Section 1 of the Hazardous Materials Indemnity and herein incorporated by reference as if fully set forth herein.
          (v) Release (also herein sometimes called "Release of Hazardous Materials"): defined in Section 1 of the Hazardous Materials Indemnity and herein incorporated by reference as if fully set forth herein.
          (w)  Threat of Release (also herein sometimes called "Threat
          of Release of Hazardous Materials"):   defined in Section 1
          of the Hazardous Materials Indemnity and herein incorporated by reference as if fully set forth herein.
          (x) Biogen Guaranty: That certain "Unconditional Guaranty And Indemnity" dated as of October 6, 1993 from Biogen, Inc., to the "Transaction Parties" (as therein defined).
          (y) Zuckerman/Linde Guaranty: That certain Guaranty And Indemnity Agreement dated as of October 6, 1993 by and among Mortimer B. Zuckerman, Edward H. Linde and Biogen, Inc.
          (z) Authority Deed: The deed of the Demised Premises dated October 6, 1993 by and between the Redevelopment Authority, as grantor, and the Landlord, as grantee, which deed is to be recorded with the Middlesex South District Registry of Deeds.
          (aa) Fixed Rent Commencement Date: The twenty-first (21st) calendar day after the date on which the Redevelopment Authority issues the Certificate of Completion.
          (bb) Fixed Annual Rent: For the period commencing on the Fixed Rent Commencement Date and continuing through the day immediately preceding the first annual anniversary of the Fixed Rent Commencement Date, the Fixed Annual Rent shall be at an annual rate equal to the purchase price calculated for purposes hereof pursuant to Section 24 (b)(i) of this Lease as if the Closing occurred on the "Closing Date" as defined in Section (b)(ii); and for each lease year thereafter during the balance of the Lease Term the Fixed Annual Rent shall be at an annual rate equal to twenty percent (20%) of the aforesaid purchase price (which, for purposes hereof, is to be calculated as immediately above set forth). Notwithstanding the foregoing, if and only if the Closing of the sale of fee title to the Demised Premises under Section 24 does not occur as a direct result of either (1) the willful, wrongful failure of Landlord to take such actions for Landlord to so close or (2) a failure not caused by Landlord or Tenant, the Fixed Annual Rent for each lease year during the Lease Term shall be at an annual rate equal to ten percent (10%) of the aforesaid purchase price (which, for purposes hereof, is to be calculated as above set forth).
          (cc) Private Design Restrictions: The design requirements and building restrictions set forth in Exhibit C attached hereto.
          (dd) Landlord's Fee Policy of Title Insurance: That certain owner's policy of title insurance issued by Lawyers Title Insurance Corporation to Landlord by incident to Landlord's acquisition of fee title to the Demised Premises from the Redevelopment Authority.
          (ee) Governmental Directives: As defined in Section 7(h) hereof.
          (ff) Master Easement Agreement: That certain "Parcel 2 Easement Agreement (Master Utility and Access Easements)" dated March 19, 1990 recorded with the Middlesex South District Registry of Deeds in Book 20443, Page 013, as amended.
          (gg)  Site Remediation:  As defined in Section 7 (h) hereof.
          (hh) Approved Construction Plans And Specifications: As defined in Section 7 (a)(ii) hereof.
          (ii) Agreement For Creation Of Certain Easements: That certain instrument entitled "Agreement For The Creation Of Certain Easements" dated September 19, 1983 by and between COM/Energy Steam Company and Cambridge Center Associates.
          (jj) Transaction Documents: the Land Disposition Agreement; the Option Agreement; the Limited Partnership Agreement dated as of October 6, 1993 creating Landlord (the "Partnership Agreement"); the Stockholders Agreement dated as October 6, 1993 among ZL North Associates, Biogen, Inc., and N. P. Corp. (the "Stockholders Agreement"); this Lease; all other ground leases from time to time executed and delivered pursuant to the provisions of the Option Agreement; the Parking Garage Lease dated as of October 6, 1993 between Cambridge Center North Trust, an affiliate of Landlord, and Biogen Realty Limited Partnership (the "Parking Garage Lease"); the Hazardous Materials Indemnity; the Biogen Guaranty; the Zuckerman/Linde Guaranty; the "Negative Pledge Agreement", the "Fourteen Cambridge Center Lease", any "Parcel 3 Parking Agreement", the "Conditional Assignment of Beneficial Interest in West Parcel Trust", the "Tract Acquisition Promissory Note" for any Tract, the "Tract Acquisition Mortgage And Security Agreement" for any Tract and the "Deed Obligations" (all defined in the Option Agreement) and all other agreements and instruments between or from Landlord, Affiliates of Landlord (including, without limitation, Zuckerman/ Linde Affiliates) and/or Biogen, Inc., and Affiliates of Biogen, Inc.
          (kk)  Restoration:  As defined in Section 15(a) hereof.
          (ll) Zuckerman/Linde Affiliates: Any trust, entity, partnership, corporation or other form of business organization owned (in whole or in part) by, controlled by or affiliated with Mortimer B. Zuckerman, Edward H. Linde or both including, but not limited to, Ten Cambridge Center Trust, Eleven Cambridge Center Trust and Cambridge Center North Trust.
          (mm)  Tract VI Exclusive Easement And Option Agreement:
          That certain Exclusive Easement and Option Agreement dated October 6, 1993 by and between the Redevelopment Authority and Landlord relating to "Tract VI" (as therein defined), the same to be recorded with the Middlesex South District Registry of Deeds immediately following the recording of the Authority Deed.
          (nn)  The North Garage Site Tieback Easement Agreement:
          That certain "Tieback Easement Agreement" dated as of October 6, 1993 from the Trustees of Cambridge Center North Trust, as grantor (sometimes called "CCNT"), to Landlord, as grantee, which easement agreement is to be recorded with the Middlesex South District Registry of Deeds pursuant to which, at the request of Tenant, certain easements were granted by CCNT burdening the parcel of land known as the North Garage site (more particularly described in said easement agreement) for the benefit of the Improvements to be constructed on the Demised Premises by Tenant hereunder.
          (oo) The 10CC Tieback Easement Agreement: That certain "Tieback Easement Agreement" dated as of October 6, 1993 from the Trustees of Ten Cambridge Center Trust, as grantor (sometimes called "10CCT"), to Landlord, as grantee, which easement agreement is to be recorded with the Middlesex South District Registry of Deeds pursuant to which, at the request of Tenant, certain easements were granted by 10CCT burdening the parcel of land known as Ten Cambridge Center (more particularly described in said easement agreement) for the benefit of the Improvements to be constructed on the Demised Premises by Tenant hereunder.
          (pp) The Tieback Easement Agreements shall mean both the North Garage Tieback Easement Agreement and the 10CC Tieback Easement Agreement. The grantors under both of the same are herein collectively called the "Tieback Easement Grantors".
          (qq) The Zoning And Development Restrictions (also interchangeably called the "Zoning Restrictions And
          Limitations:  The provisions and requirements set forth in
          Section 22 of the Option Agreement. For purposes hereof, all references in said Section 22 to "Buyer" shall be deemed to be and mean Tenant and all references to "Seller" shall be deemed to be and mean Landlord.
          (rr) Insolvency Proceeding:
               (i) The taking of any of the following actions by any Person or entity: (A) the application for, or consent to, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (B) the making of a general assignment for the benefit of its creditors; (C) the commencement of a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect); (D) the filing of a petition seeking to take advantage of any other law providing for the relief of debtors; (E) consenting to any petition filed against it seeking an order for relief under the Federal Bankruptcy Code (as now or hereafter in effect) or of any other law providing for the relief of debtors; (F) the taking of any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing; or
               (ii) The commencement of any proceeding or case against any Person or entity in any court seeking: (A) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts; (B) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets; (C) the entry of an order for relief under the Federal Bankruptcy Code (as now or hereafter in effect); or
          (D) similar relief in respect of such Person or entity under any law providing for the relief of debtors.
     Various other words or terms which are defined in other Sections of this Lease shall have the meanings specified in such other Sections for all purposes of this Lease, unless the context otherwise requires. Various other words or terms which are defined in other Sections of this Lease shall have the meanings specified in such other Sections for all purposes of this Lease, unless the context otherwise requires.
     2.   DEMISE AND TERM; STATUS OF TITLE.
          (a) Landlord, for and in consideration of the rents, Additional Rent, terms, covenants and conditions herein reserved and contained, does hereby demise and lease to Tenant, and Tenant does hereby take and hire from Landlord, upon and subject to the terms, covenants and conditions herein set forth, the Demised Premises.
          (b) TO HAVE AND TO HOLD the Demised Premises for a term of ninety nine (99) years (sometimes herein called the "Lease Term") commencing on the date hereof and expiring on the day preceding the ninety ninth (99th) anniversary of the date hereof, unless this Lease shall sooner terminate as hereinafter provided.
          (c) The Demised Premises are demised and leased subject to:
               (i) the rights of any parties in possession thereof and the existing state of the title thereof as of the commencement of the term of this Lease including, without limitation, (a) the provisions and conditions of the Authority Deed , (b) the provisions and conditions of the Land Disposition Agreement, (c) the provisions and conditions of the Master Easement Agreement (and all easements, rights, grants and other agreements from time to time executed and/or granted pursuant thereto),
                    (d) the provisions and conditions of the Agreement For Creation Of Certain Easements (and all easements, rights, grants and other agreements from time to time executed and/or granted pursuant thereto) and (e) the matters set forth in the Landlord's Fee Policy of Title Insurance and in the lessee's policy of title insurance issued to Tenant in connection with Tenant's execution of this Lease, all of which Tenant has approved;

              (ii) discrepancies, conflicts in boundary, shortages in area, encroachments or any other facts which an accurate survey or physical inspection thereof would disclose;

             (iii) any facts, rights, interests or claims which are not shown by the public records whether or not the same could be ascertained by an inspection of said Demised Premises or by making inquiry of persons in possession thereof;

              (iv) all Legal Requirements, whether now or hereafter in force, and any existing and/or future violations thereof;

               (v) taxes, assessments, easements, claims of easements, encumbrances, pending proceedings for vacating, opening or changing of streets or highways preceding entry of the ordinance or order therefor, any of which are not shown by the public records;

              (vi) any liens of mechanics, materialmen and laborers for work or services performed or to be performed or materials furnished or to be furnished in connection with the Demised Premises and the construction of buildings, structures and other improvements thereon;

             (vii)  the right and easements hereby reserved unto
                    Landlord to enter onto the Demised Premises for the purpose set forth in Section 25(c) hereof;

            (viii) the condition of the Demised Premises, it being covenanted and agreed by Tenant that the provisions of Section 7 (h) shall apply respecting the presence of Hazardous Materials, the Release and/or Threat of Release of Hazardous Materials and the other matters, set forth therein all as more fully set forth in said Section 7 (h), that Tenant has executed and delivered the Hazardous Materials Indemnity or has executed and delivered a Joinder with respect thereto; and that Biogen, Inc., has executed and delivered the Hazardous Materials Indemnity and the Biogen Guaranty;

              (ix) that certain "Cambridge Center North Garage Parking Lease" dated as of October 6, 1993, between the Trustees of Cambridge Center North Trust, as landlord, and Biogen Realty Limited Partnership, as tenant (a notice of which is to be recorded with the Middlesex South District Registry of Deeds) and any "Parcel 3 Parking Agreements" (defined in the Option Agreement) including, without limitation, in both cases the rights and obligations set forth therein and any future leases which from time to time may be executed pursuant thereto;

              (x)   the Private Design Restrictions;

              (xi) the condition of the Demised Premises as set forth in the Land Disposition Agreement, without representation or warranty of any kind, type or nature by Landlord;

             (xii) the requirements of all Environmental Laws and Governmental Directives, whether now or hereafter in force, and any existing and/or future violations thereof; and

            (xiii) The obligations, terms, provisions and conditions of the Tract VI Exclusive Easement And Option Agreement. The Demised Premises are also demised together with the benefit of the Tract VI Exclusive Easement And Option Agreement. Tenant covenants and agrees to assume and to timely and fully perform and observe the obligations, terms, provisions and conditions of the Tract VI Exclusive Easement And Option Agreement and Tenant shall, and does hereby agree to, indemnify and hold Landlord harmless from and against all loses, liabilities, costs, damages and claims (including, without limitation, attorneys fees of counsel selected by Landlord) resulting from, claimed to have resulted from or in any way arising out of the failure of Tenant to timely, fully, completely and properly perform and observe the obligations, terms, provisions and conditions of the Tract VI Exclusive Easement And Option Agreement and the provisions hereof shall survive any expiration or other termination of this Lease and/or the Land Disposition Agreement. The covenants, agreements, provisions and indemnity of Tenant, all as hereinabove set forth, are collectively sometimes called "Tenant's Assumption And Indemnity Respecting Exclusive Easement/Option Agreement".

             (xiv) The obligations, terms, provisions and conditions of the Tieback Easement Agreements. The Tieback Easement Agreements are solely for the benefit of Tenant in order to facilitate construction of the Improvements which, as designed by or for Tenant, require the easements set forth in the Tieback Easement Agreements. Accordingly, Tenant acknowledges, covenants and agrees (a) that Landlord shall have no obligation, duty or liability (i) to perform the obligations, terms, conditions and provisions set forth in the Tieback Easement Agreements and/or (ii) to perform any work in, to, under or with respect to the properties burdened by the Tieback Easement Agreements including, without limitation, any excavation, soil removal, any other site work of any type, nature or description or any hazardous materials' assessment, removal, remediation, transport, disposal or other clean up associated in any way with the performance of any of the foregoing (collectively called the "Easement Work And Remediation") and (b) Tenant shall be solely responsible, at its cost and expense, to perform, and be bound by all obligations and liabilities arising out of or in any way connected with, the Easement Work And Remediation. All Easement Work And Remediation shall be performed by Tenant in accordance with the requirements of all applicable Legal Requirements, Insurance Requirements, Environmental Laws (including, without limitation, Governmental Directives) and the requirements of all Governmental Bodies (including, without limitation, the Redevelopment Authority). The Demised Premises are also demised together with the benefit of the Tieback Easement Agreements. Tenant covenants and agrees to assume and to timely and fully perform and observe all obligations, terms, provisions and conditions in connection with Tenant's exercise of the rights granted under the Tieback Easement Agreements and Tenant shall, and does hereby agree to, indemnify and hold Landlord and Affiliates of Landlord (including, without limitation, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde, CCNT, 10CCT and other Zuckerman/Linde Affiliates) harmless from and against all losses, liabilities, costs, damages and claims (including, without limitation, attorneys fees) resulting from, claimed to have resulted from or in any way arising out of the failure of Tenant to timely, fully, completely and properly (i) perform and observe the obligations, terms, provisions and conditions of the Tieback Easement Agreements and/or (ii) comply with Environmental Laws (including, without limitation, Governmental Directives) relating to any and all Easement Work And Remediation. The terms of this indemnification shall be governed by the Hazardous Materials Indemnity. The provisions hereof shall survive any expiration or other termination of this Lease and/or the Land Disposition Agreement. The covenants, agreements and provisions of Tenant, all as hereinabove set forth and in the Hazardous Materials Indemnity, are collectively called "Tenant's Assumption And Indemnity Respecting Tieback Easement Agreements". The provisions hereof shall be in addition to the provisions of Sections 7 (h)(i) and 7 (h)(ii) of this Lease.

              (xv)  The Zoning And Development Restrictions.

             (xvi) Such documents, instruments and other matters as are contemplated by the Transaction Documents.

          (d) Landlord and Tenant hereby acknowledge the existence of the "Option Agreement" (defined in Section 1 hereof). Tenant hereby acknowledges and confirms to Landlord that Landlord neither has made, nor is hereby making, any representation or warranty with respect to the condition of the Demised Premises or its fitness or suitability for any particular use, and Landlord shall not be liable for any latent or patent defects therein. Further, Tenant accepts the title to, and the physical condition of, the Demised Premises in their present condition "as is". Without limiting the provisions of this Section 2
(d), Section 2 (c)(xiii) and/or Section 2 (c)(xiv), Tenant shall, at its sole cost, expense and liability, (i) perform the obligations, conditions, terms and provisions of the instruments set forth or referred to in Section 2 (c) hereof and (ii) comply with the provisions and other requirements of the Zoning And Development Restrictions.
     3.   FIXED ANNUAL RENT.
          (a) Commencing on the Fixed Rent Commencement Date and continuing for the balance of the term of this Lease, Tenant covenants and agrees to pay to Landlord an annual fixed rent (hereinafter called the "Fixed Annual Rent") in an annual amount equal to the applicable "Fixed Annual Rent" (as defined in Section 1 hereof).
          (b) The Fixed Annual Rent shall be payable in equal monthly installments, in advance, on the Fixed Rent Commencement Date and on the first day of each calendar month during the unexpired term of this Lease from and after the date when Fixed Annual Rent first becomes due and payable, pursuant to the provisions of subparagraph (a) above. Fixed Annual Rent for any partial month at the beginning of the term shall be prorated on a daily basis. Said monthly installments of Fixed Annual Rent, as well as all Additional Rent, shall, unless otherwise specifically provided herein, be paid promptly when due, without notice or demand therefor and without deduction, abatement or set-off of any amount for any reason whatsoever, at the office of the Landlord set forth above, or at such other place or to such other person as Landlord may from time to time designate by notice to Tenant. The Fixed Annual Rent and all other amounts payable by Tenant to Landlord hereunder shall be paid in lawful money of the United States which shall be legal tender for the payment of all debts and dues, public and private, at the time of payment.
          (c) If any installment or installments of Fixed Annual Rent shall not be paid within ten (10) days after the same shall become due hereunder, then, in addition to, and without waiving or releasing, any other rights and remedies of Landlord, a late charge of three percent (3%) per month (computed on a 30-day month) on the amount of each such installment or installments (computed from the due date(s) thereof) shall become immediately due and payable to Landlord, and the same may be collected on demand or as Additional Rent in accordance with the provisions of Section 20(a)(iv) hereof.
          (d) Landlord and Tenant hereby agree, acknowledge and confirm that nothing contained in this Section 3 shall be deemed to modify, amend, waive or in any other way alter or affect the provisions of Section 24 hereof and the obligations of the parties under said Section 24.
     4.   NET LEASE: NON-TERMINABILITY.
          (a) It is the purpose and intent of Landlord and Tenant that this Lease constitute, and be construed as, an absolutely net lease, whereby under all circumstances and conditions (whether or not now or hereafter existing or within the contemplation of the parties) the Fixed Annual Rent shall be a completely net return to Landlord throughout the term of this Lease; and unless and to the extent specifically otherwise provided herein Tenant shall indemnify and hold harmless Landlord from and against any and all expenses, costs, liabilities, obligations and charges whatsoever, which shall arise or be incurred or become due, during the term of this Lease, with respect to or in connection with, the Demised Premises, the Improvements or the Building Equipment, and the operation, management, maintenance and repair thereof.
          (b) Unless expressly otherwise provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or reduction of rent hereunder, nor shall the obligations of Tenant hereunder be affected by reason of (i) any damage to or destruction of all or any part of the Demised Premises, the Building or the Building Equipment, from whatever cause (except only and to the extent (if at all) specifically otherwise provided in Section 15 hereof), (ii) the taking of the Demised Premises, the Building or the Building Equipment, or any portion thereof, by eminent domain or otherwise for any reason (except only and to the extent (if at all) specifically otherwise provided in Section 16 hereof), (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Demised Premises, the Building or the Building Equipment, from whatever cause, or any interference with such use, unless caused by the wrongful intentional acts or gross negligence (but not the negligent acts or omissions) of Landlord or its employees, in which event this Lease may not be terminated by Tenant, but Tenant shall, in such limited circumstances, be entitled to an equitable adjustment in the Fixed Annual Rent according to the nature and extent, and limited to the duration, of the interference with Tenant's use of the Demised Premises, (iv) any eviction by paramount title or otherwise, or (v) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Fixed Annual Rent (as the same may be adjusted for the wrongful intentional acts of Landlord or its employees, as set forth in (iii) above), Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or to perform the same shall have been excused pursuant to an express provision of this Lease.
     5.   PAYMENT OF IMPOSITIONS.
          (a) Tenant covenants to pay, as Additional Rent, throughout the term of this Lease, directly to the appropriate taxing or other Governmental authorities having jurisdiction, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all taxes (including, without limitation, payments in lieu of or in addition to such taxes and/or excises as are provided for in and/or are to be paid pursuant to that certain Chapter 121A Agreement defined in Section 1 hereof and/or the 6A Contract defined in Section 1 hereof), assessments (including but not limited to all assessments for public improvements or benefits, payable during the term of this Lease), water, sewer and other rents, rates and charges, charges for public utilities, excises, levies, licenses and permit and inspection fees and other Governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time during the term of this Lease are assessed, levied, confirmed, imposed upon, or grow or become due or payable out of or in respect of or become a lien on (a) the Demised Premises or any part thereof or any appurtenance thereto, the Building or the Building Equipment, (b) the Fixed Annual Rent, any Additional Rent reserved or payable hereunder or any other sums payable by Tenant hereunder, or (c) this Lease or the leasehold estate hereby created or which arise in respect of the Demised Premises, the Building or the Building Equipment,, or the operation, possession, occupancy or use thereof (all of which taxes, assessments, charges, interest, penalties or like charges are sometimes hereinafter referred to collectively as the "Impositions" and individually as an "Imposition"); provided, however, that:
            (i) If, by law, any Imposition is or may be payable, at the option of the taxpayer, in installments, Tenant may pay such Imposition in installments (with any accrued interest due and payable on the unpaid balance of the Imposition) and shall pay each such installment as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto. In any event, however, Tenant shall pay the full amount of all installments of any such Imposition, (but not including the installments arise and which are due and payable for periods after the expiration of the term of this Lease), at least one (1) year prior to the expiration of the term of this Lease;

           (ii) Impositions, whether or not a lien upon the Demised Premises, the Building or the Building Equipment, shall be apportioned between Landlord and Tenant at the beginning and, with respect to Impositions which are both levied and payable during the last twelve (12) months of the term of this Lease and are not deferred installments of earlier Impositions, at the expiration or sooner termination of the term of this Lease, so that Tenant shall pay only the portion of such Impositions which are allocable to the term of this Lease; provided, however, Landlord need not make any apportionment in Tenant's favor (a) if this Lease shall be terminated by reason of a default on the part of the Tenant or (b) if the Tenant shall purchase the Demised Premises pursuant to Section 24 hereof or otherwise.

          (b) Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord, or any capital levy, corporation franchise, excess profits, estate, succession, inheritance or transfer taxes of Landlord, unless such taxes are imposed or levied upon or assessed as a total or partial substitute for, or in lieu of, any other Imposition required to be paid by Tenant pursuant to this
Section 5, in which event, the same shall be deemed Impositions and shall be paid by Tenant; provided, however, (i) that Tenant shall timely make all of the payments required by the Chapter 121A Agreement and the 6A Contract irrespective of when the term of this Lease commences, expires or otherwise terminates and notwithstanding the foregoing provisions of this Section 5(b) and notwithstanding the provisions of items (i) and (ii) of Section 5(a) and (ii) that if at any time during the term of this Lease, the method of taxation shall be such that there shall be levied, assessed or imposed on Landlord (as a total or partial substitute for or in lieu of or in addition to, any other Imposition) a capital levy, gross receipts or other tax on the rents received therefrom and/or a franchise tax or an assessment, levy or charge measured by or based, in whole or in part, upon such rents, the Demised Premises (including but not limited to the acquisition, leasing, use or value thereof) or the present or any future improvements (including the Building, the Building Equipment and any Alteration to the Building) on the Demised Premises or on the construction thereof and/or measured in whole or in part by Landlord's income from the Demised Premises, then all such taxes, assessments, levies and charges, or the part thereof so measured or based, shall be deemed to be included within the term "Impositions" for the purposes hereof, but only to the extent that such taxes would be payable if the Demised Premises were the only property of Landlord, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions. Tenant shall furnish to Landlord, promptly after payment of any Impositions, and in all events not later than fifteen (15) days prior to the date when any Imposition would become delinquent, official receipts or other satisfactory proof evidencing payment of such Impositions. In addition, Tenant shall furnish to Landlord, semi-annually, throughout the term of this Lease, a certificate executed by an authorized official of Tenant, stating that all Impositions have been paid to date. Upon Tenant's failure to pay such Impositions or failure to provide proof of such payment or failure to deliver any such certificates, as above provided, and the continuation of such failure for ten (10) days after notice thereof from Landlord, Landlord shall have the right, at Landlord's option, to require Tenant to: (i) promptly deposit with Landlord funds for the payment of current Impositions required to be paid by Tenant hereunder; and (ii) also deposit one-twelfth (1/12th) of the current annual Impositions or those of the preceding years, if the current amounts thereof have not been fixed, on the first day of each month in advance, except that all additional funds required for any payments thereof shall also be deposited as aforesaid on the first day of the final month during which or at the end of which a payment is due and payable without interest or penalty. Any deposits so received by Landlord shall be held in a fiduciary capacity and applied to the payment of such Impositions, but in no event shall the Tenant be entitled to receive interest upon, or any payments on account of earning or profits derived from, such payments by the Tenant to the Landlord.
          (c) Tenant shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions hereof, Tenant may postpone or defer payment of such Imposition if, but only if (i) neither the Demised Premises nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost, and
(b) Tenant shall have deposited with Landlord the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Demised Premises or any part thereof, or the Building, in such proceedings (which amount shall be deposited by Landlord in an interest bearing account of a bank selected by Tenant and approved by Landlord, or otherwise invested by Landlord with the reasonable prior approval of Tenant), or shall have furnished to Landlord security reasonably satisfactory to Landlord sufficient to cover said amount, interest, penalties and charges or has provided evidence reasonably satisfactory to Landlord of Tenant's ability to pay as and when due said amount, interest, penalties and charges. Tenant further agrees that each such contest shall be promptly prosecuted to a final conclusion. Tenant will pay and save Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, or may direct Landlord to pay out of such deposits, the amount of such Impositions so due and payable; and, upon such payment, Landlord shall return, with such interest as shall have accrued thereon, the balance, if any, of the amount deposited with it with respect to such Impositions as aforesaid. If, at any time during the continuance of such proceedings, Landlord shall deem the amount deposited or the security posted, as aforesaid, insufficient, Tenant shall, upon demand, make an additional deposit or provide additional security satisfactory to Landlord of such sums as Landlord may require reasonably, and upon failure of Tenant to do so, the amount theretofore deposited or the security posted may be applied by Landlord to the payment, removal and discharge of such Impositions, and the interest and penalties in connection therewith, together with any costs, fees or other liability accruing in any such proceedings, with only the balance, if any, being returned to Tenant.
     6.   UTILITIES AND SERVICES.
          (a) Tenant agrees to pay or cause to be paid, when due, all charges for water, sewer, electricity, gas, heat, power, telephone or other communication service or other utility or service used, rendered or supplied to, upon or in connection with the Demised Premises or the Building throughout the term of this Lease, and to indemnify and hold harmless Landlord against and from any claims, liability, damage, loss, cost or expense on such account. The provisions hereof shall survive any termination or expiration of this Lease.
          (b) Tenant expressly agrees that Landlord is not, nor shall it be, required to furnish to Tenant or any other permitted occupant of the Demised Premises or the Building during the term of this Lease, any of such utilities or any other facilities, equipment, labor, materials or any services of any kind whatsoever, whether similar or dissimilar.
     7.   CONSTRUCTION OF CERTAIN BUILDING IMPROVEMENTS.
          (a)(i) Tenant recognizes and acknowledges the fact that the Demised Premises on which the Improvements are to be constructed is a portion of Parcel 2, so-called, of the Kendall Square Urban Renewal Project, as designated by the Redevelopment Authority under an urban renewal plan (as it may have been amended and may hereafter be amended) adopted by the Redevelopment Authority and approved by the Cambridge City Council. Tenant further recognizes that Landlord's fee title to the Demised Premises has been acquired by Landlord subject to the terms and conditions of the "Land Disposition Agreement" (defined in Section 1 hereof), a true copy of which Land Disposition Agreement has been delivered previously to Tenant. Tenant hereby acknowledges that it has approved, and accepts the terms, provisions and requirements of, the Land Disposition Agreement. Further, Tenant hereby covenants and agrees with Landlord that Tenant shall timely, fully and punctually comply with, observe and perform, or shall cause to be complied with, observed and performed, (i) all of the obligations of Redeveloper under and pursuant to the terms, provisions and requirements of the Land Disposition Agreement and (ii) all of the obligations of the grantee under and pursuant to the Authority Deed. Without limiting the generality of the foregoing, Tenant shall comply with, observe and perform the obligations and requirements of Section 1(c) of the Land Disposition Agreement. Tenant shall provide Landlord with copies of all notices, communications and other submissions made to or received from the Redevelopment Authority under the Land Disposition Agreement and the Authority Deed unless Landlord shall have already received copies of the same. Tenant shall, and does hereby agree to, indemnify and hold Landlord harmless from and against all loss, cost, damage and claims (including, without limitation, attorneys fees of counsel selected by Landlord) resulting from or in any way arising out of the failure of Tenant to timely, fully and completely perform or caused to be performed (i) any of the obligations of the Redeveloper under and pursuant to the terms, provisions and requirements of the Land Disposition Agreement and/or
(ii) any of the obligations of the grantee under and pursuant to the terms, provisions and requirements of the Authority Deed. Notwithstanding the foregoing, the within indemnity shall not apply if and to the extent that Landlord by its willful and wrongful acts prevents Tenant from complying with the requirements of the Land Disposition Agreement or the Authority Deed, as the case may be. The provisions hereof shall survive any expiration or other termination of this Lease and/or the Land Disposition Agreement and any reversion of title to the Redevelopment Authority. Without limiting the generality of the foregoing and notwithstanding any other provision of this Lease, Tenant covenants and agrees that no occupancy of the Improvements shall occur until the Redevelopment Authority shall issue a Certificate of Completion for the Improvements except with the prior written approval of the Authority.
          (a)(ii) Tenant confirms to Landlord its understanding that, consistent with the provisions of the Land Disposition Agreement, the Authority must approve plans and specifications for construction of the Improvements upon the Demised Premises. Tenant acknowledges and agrees that Tenant shall cause to be prepared and bear all costs of preparation, submission, presentation and revision as may be required of plans, specifications and any related materials necessary to obtain said approval of the Authority. Tenant covenants and agrees that the Improvements and the plans and specifications therefor shall be in conformity with the requirements of the Land Disposition Agreement and shall be in conformity with the Private Design Restrictions and the Zoning Restrictions And Limitations and all plans and specifications (and revisions thereto) submitted to the Redevelopment Authority shall incorporate and conform with the requirements of the Private Design Restrictions and the Zoning Restrictions And Limitations. Landlord agrees to cooperate with Tenant seeking approval of the plans and specifications from the Authority but the obligation to seek and obtain such approval shall be the sole obligation of Tenant. Attached hereto as Exhibit D is a letter dated October 6, 1993 from the Redevelopment Authority to both Landlord and Tenant pursuant to which certain plans and specifications have been approved respecting foundation and structural work (collectively the "Approved F and S Plans") and stating that approval of plans and specifications which fully comply with the Land Disposition Agreement must still be submitted to and approved by the Redevelopment Authority (the "Remaining Plans And Specifications"). Tenant shall promptly use due diligence in obtaining the approval of the Redevelopment Authority of the Remaining Plans And Specifications. Notwithstanding anything to the contrary contained in this Lease, no construction of the Improvements or other construction or site work of any type to the Demised Premises (other than the aforesaid foundation and structural work in accordance with the Approved F and S Plans) shall be commenced until Tenant obtains the approval from the Redevelopment Authority of the Remaining Plans And Specifications for the Improvements, otherwise complies with the requirements of the Land Disposition Agreement regarding such approval and delivers to Landlord a true and complete set of said Remaining Plans And Specifications as so approved by the Redevelopment Authority together with a true and complete copy of the Redevelopment Authority's approval thereof. The F and S Plans and the Remaining Plans And Specifications as so approved by the Redevelopment Authority are hereinafter sometimes collectively called the "Approved Construction Plans and Specifications".
          (b) At its sole cost and expense, Tenant covenants and agrees to construct the Improvements on the Demised Premises. Tenant further covenants and agrees that the Improvements (i) shall be in compliance with the Private Design Restrictions, the Zoning Restrictions And Limitations and the Approved Construction Plans and Specifications, (ii) shall comply with all Environmental Laws and the requirements of all governmental agencies, authorities or other bodies having jurisdiction respecting "Site Remediation" (defined in Section 7 (h) hereof), (iii) shall comply with all other applicable Legal Requirements and (iv) shall comply with all "Governmental Directives" defined in Section 7(h) hereof).
     (c)(i) Prior to the execution of this Lease by Landlord and as a condition precedent to Landlord acquiring title to the Demised Premises from the Redevelopment Authority, Tenant shall deliver to
Landlord:
               (1)  copies of the Approved F and S Plans,

               (2) copies of all permits, licenses, approvals and the like (collectively, the "Permits") as Tenant has obtained as of the date hereof which are required for the construction and intended use of the Improvements, in accordance with applicable Legal Requirements, Environmental Laws and Governmental Directives therefor including, without limitation, building permits, curb cut permits, Permits relat-ing to the use of utilities, permits required under the Federal Clean Air Act, as amended, the Federal Clean Water Act, as amended, and by State law or regulations consistent with the requirements of said Acts and Permits required under Environmental Laws and by Governmental Directives; provided, however, that Tenant shall promptly obtain and deliver to Landlord all such other required Permits prior to commencing work covered thereby,

               (3) a copy of the general contract for construction of the Building as executed (the "Construction Contract") with a reputable and experienced general contractor (the "General Contractor"). In addition, Tenant shall cause the General Contractor (a) to name as additional insureds Landlord and its Affiliates (including, without limitation, such Zuckerman/Linde Affiliates as Landlord shall reasonably specify) (i) on all of the General Contractor's liability insurance (primary and excess), and (ii) on General Contractor's builder's risk insurance (or fire and extended coverage insurance) respecting the Improvements (if pursuant to the Construction Contract the General Contractor is obligated to maintain same) and (b) shall cause the General Contractor to deliver to Landlord prior to commencing any work appropriate certificates with respect to the foregoing (which shall be acceptable to Landlord in its reasonable judgment).

               (4) Copies of the other "Project Contracts" as executed. The Project Contracts are the contracts and agreements for and related to the construction of the Improvements and related work (as, for example, site work and Site Remediation) entered into by Tenant with the architects, engineers, geotechnical engineers and other consultants and professionals (collectively called the "Project Professionals") and,

               (5) the Hazardous Materials Indemnity and the Biogen Guaranty. In the event that the Hazardous Materials Indemnity and/or the Biogen Guaranty have been executed and delivered prior to the execution of this Lease, Tenant shall, concurrently with the execution of this Lease, execute and deliver to Landlord a Joinder with respect to the obligations under the Hazardous Materials Indemnity and the Biogen Guaranty. No separate consideration is payable for the Hazardous Materials Indemnity or the Biogen Guaranty (or such Joinder) all of said documents being a material inducement to (a) Landlord's execution of the Land Disposition Agreement with the Redevelopment Authority, (b) Landlord's acquisition of title to the Demised Premises and
                    (c)  Landlord's execution of this Lease.

          (c)(ii) Concurrently with the execution and delivery of this Lease, Landlord shall cause the executed Zuckerman/Linde Guarantee to be delivered to Tenant.
          (c)(iii) As security for Tenant's performance of its obligations under this Lease, Tenant hereby collaterally assigns to Landlord the Approved Construction Plans And Specifications, the Permits, the Construction Contract and the Project Contracts. In addition, concurrently with the execution and delivery of this Lease, Tenant shall deliver to Landlord the written consents of the General Contractor and all Project Professionals to such assignments and the use of all of the foregoing by Landlord, such consents to be in form and substance acceptable to Landlord (sometimes collectively called the "Consents"). In the case of any "Event of Default" (defined in
Section 20(a) hereof), Landlord shall have the right, at its sole and exclusive option and in addition to any and all other rights and remedies under this Lease and under applicable law, to complete construction of the Improvements (and Building Equipment) in accordance with the provisions of Section 21 hereof using the Approved Construction Plans And Specifications, the Permits, the Construction Contract and/or the Project Contracts but Landlord shall have no obligation for sums or obligations due from Tenant under the Construction Contract and/or the Project Documents for periods prior to Landlord's exercise of rights hereunder and the Consents shall so acknowledge.
          (d) Once having complied with the conditions precedent to commencement of construction of the Improvements as set forth in (c) above (and, therefore, once this Lease is executed and delivered), Tenant shall promptly commence construction of the Improvements and prosecute construction of the Improvements to completion in the manner and in accordance with the provisions of the Land Disposition Agreement. The construction of the Improvements (including, but not limited to, all site work and Site Remediation) shall be done in a good and workmanlike manner and in compliance with the requirements of
(i) all Environmental Laws, (ii) all applicable Legal Requirements,
(iii) all applicable Insurance Requirements, (iv) all Permits, (v) all Governmental Directives, (vi) the Approved Construction Plans And Specifications, (vii) the Private Design Restrictions, (viii) the Zoning And Development Restrictions, (ix) all other applicable provisions of this Lease (including, without limitation, the matters set forth in Section 2(c) hereof), (x) the provisions of the Land Disposition Agreement and (xi) the provisions of the Authority Deed.
          (e) During the course of construction of the Improvements, Tenant shall have the right (at its sole cost and expense) to effect changes and alterations to the Approved Construction Plans And Specifications but only provided (i) that any such changes or alterations shall comply with the Private Design Restrictions and the Zoning Restrictions And Limitations and (ii) that any such changes or alterations shall comply with the requirements, terms and provisions of the Land Disposition Agreement (including, without limitation,the provisions of Section 1(c) thereof) and the Authority Deed and Tenant first shall obtain such approvals, consents or the like as shall be required therefor from the Redevelopment Authority and (iii) that any such changes or alterations shall comply with applicable Legal Requirements and Tenant first shall obtain such permits and approvals from the applicable Governmental agencies and the like having jurisdiction as shall be necessary or required and (iv) that any such changes or alterations shall comply with all Environmental Laws (including, without limitation, all Governmental Directives) and (v) that any such changes or alterations are first approved by the Redevelopment Authority and any other Governmental agencies and the like having jurisdiction and (vi) that any such changes or alterations are first approved by Landlord (Landlord's review and approval right being limited to a determination of whether or not there is compliance with the Private Design Restrictions), which approval of Landlord, Landlord agrees will not be unreasonably withheld or delayed.
          (f) Landlord or its representatives may enter upon the Demised Premises and the Improvements during the progress of construction of Improvements for the sole purposes of determining if construction is being performed in accordance with the requirements of this Lease including, without limitation, the requirements of the Land Disposition Agreement, the Authority Deed and the Private Design Restrictions. Landlord shall promptly notify Tenant of any alleged failure by Tenant to comply with those requirements but the failure to do so shall not relieve Tenant of any of its obligations under this Lease and shall not impose or result in any liability on Landlord. Landlord's entry shall be during normal business hours upon reasonable prior notice to Tenant and if and to the extent entry to the Building is reasonably necessary for the aforesaid purposes, Landlord shall observe the reasonable security requirements of Tenant and shall be accompanied by a representative of Tenant if Tenant shall so require.
          (g) Tenant hereby agrees to be fully liable for the payment of, and to cause to be paid to third parties, the entire cost of construction of the Improvements. Title to the Building and the Building Equipment, when erected, constructed, installed or placed upon the Demised Premises (but not title to the Demised Premises), shall automatically pass to, vest in and belong to Tenant until the expiration or sooner termination of the term of this Lease, whereupon title to the Building and the Building Equipment as have been erected and installed upon the Demised Premises shall automatically pass to, vest in and become the absolute property of, the Landlord, except in the circumstance where the Tenant acquires fee title to the Demised Premises consistent with the provisions hereinafter set forth in
Section 24 of this Lease, and subject to the provisions of Section 41 hereof.
          (h) (i) As a material inducement for Landlord to enter into the Land Disposition Agreement with the Redevelopment Authority, to acquire title to the Demised Premises from the Redevelopment Authority and to enter into this Lease, (i) Tenant hereby covenants and agrees to assume all obligations, responsibilities and liabilities with respect to Hazardous Materials, Releases and Threat of Release and compliance with all Environmental Laws, Governmental Directives and other applicable Legal Requirements relating to Hazardous Materials, Releases and Threats of Release, in any such case whether in, on, under, with respect to or affecting (a) the Demised Premises and/or the Improvements and (b) properties adjacent to the Demised Premises and to the extent caused by or resulting from Hazardous Materials (or the Release or Threat of Release of Hazardous Materials) in, on, under or from the Demised Premises, the Improvements, or the use or other operation (including, without limitation, construction) at or on the Demised Premises or of the Improvements (collectively for purposes of this Lease called "Hazardous Materials Matters") and (ii) Tenant hereby covenants and agrees that Tenant shall perform any and all assessment, containment, removal, remediation, transport, disposal and other clean up of the aforesaid Hazardous Materials Matters, (collectively called the "Site Remediation"), all of the same to be performed in accordance with the requirements of all Environmental Laws and other applicable Legal Requirements including, without limitation, the requirements of all orders, waivers and other directives (collectively called "Governmental Directives") of all governmental boards, agencies, departments, units, commissions, entities and other instrumentalities (collectively called "Governmental Bodies") and (iii) in furtherance of the foregoing, Tenant covenants and agrees to timely file such applications, waivers and other documents as shall be required by Governmental Bodies having jurisdiction with respect to Environmental Laws, any of the aforesaid Hazardous Materials Matters, and/or Site Remediation and (iv) Tenant acknowledges and agrees that neither Landlord nor Affiliates of Landlord (including, without limitation, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde and other Zuckerman/Linde Affiliates) have made any warranties, representations, certifications or any other statements regarding (a) the presence of any of the aforesaid Hazardous Materials Matters subject to Section 17 (c), (d),
(e) and (f) of the Option Agreement, (b) compliance (or lack of compliance) of the Demised Premises with Environmental Laws, Governmental Directives and Insurance Requirements and other applicable Legal Requirements (including, without limitation, any matters relating to zoning of the Demised Premises and the Improvements), (c) any matters relating to Site Remediation, (d) the present or future physical condition of the Demised Premises or its suitability for any specific purpose and (e) the operation, size, operating expenses, Impositions or carrying charges affecting or relating to the Demised Premises and/or the Improvements and (v) Landlord and Affiliates of Landlord (including, without limitation, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde and other Zuckerman/Linde Affiliates) shall have absolutely no liability or obligation of any kind or type to Tenant or any other person or Governmental Body regarding (a) compliance with Environmental Laws, Governmental Directives and other applicable Legal Requirements, (b) the existence or presence of any of the aforesaid Hazardous Materials Matters, (c) Site Remediation and/or (d) any of the other matters set forth above in this Section 7 (h)(i) subject to section 17 (c), (d),
(e) and (f) of the Option Agreement. Tenant acknowledges and agrees that Tenant is not relying in any way on Landlord or Affiliates of Landlord (including, but not limited to, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde and other Zuckerman/Linde Affiliates) and that Tenant is relying on the consultants, engineers and other professionals engaged directly by and working solely for Tenant. In furtherance, of the foregoing and as a material inducement for Landlord and its Affiliates to enter into the "Transaction Documents" (defined in Section 1 hereof), Tenant has executed and delivered the Hazardous Materials Indemnity or has executed and delivered a Joinder with respect to the obligations of Tenant under the Hazardous Materials Indemnity and Biogen, Inc., has executed and delivered the Biogen Guaranty and the Hazardous Materials Indemnity. The provisions of this Section 7 (h)(i) shall survive the expiration or any termination of this Lease, the conveyance of the Demised Premises by Landlord to Tenant, the expiration or any termination of the Land Disposition Agreement and any reversion or forfeiture of title to the Demised Premises.
              (ii) Pursuant to the provisions of Section 2 (c)(xiii) of this Lease, the Premises are leased by Landlord to Tenant subject to and together with the benefit of the Tract VI Exclusive Easement And Option Agreement. All obligations and requirements of Tenant under Section 7 (h)(i) hereof shall apply not only with respect to the Demised Premises, other premises and the matters all as set forth in said Section 7 (h)(i) but shall, in addition and not in limitation of the subject matter of said Section 7 (h)(i), apply with respect to "Tract VI" (defined in the Tract VI Exclusive Easement And Option Agreement). Accordingly, for purposes of this Section 7 (h)(ii), all references in said Section 7 (h)(i) to the Demised Premises shall be deemed to be references to Tract VI. The provisions hereof (a) shall survive the expiration or other termination of this Lease (including, without limitation, the conveyance of the Demised Premises as contemplated by Section 24 hereof) and/or the Tract VI Exclusive Easement And Option Agreement and (b) shall continue to apply notwithstanding the assignment by Landlord to Tenant of Landlord's interest in the Tract VI Exclusive Easement And Option Agreement and/or the acquisition by Tenant (or other person) of Tract VI.
     8.   USE; COMPLIANCE WITH LAWS.
          (a) For so long as this Lease remains in full force and effect, Tenant covenants and agrees that the Demised Premises and the Improvements (including the Building Equipment) shall be used and occupied only for the uses permitted under Section 14.21.2 of the City of Cambridge Zoning Ordinance and for no other uses or purposes. In no event shall Tenant use, improve, permit or suffer the use, improvement or occupancy of, the Demised Premises, the Improvements, the Building Equipment, or any part thereof, (i) in any unlawful manner, or for any illegal purpose, or in any manner which will constitute a nuisance, (ii) in any manner contrary to or in violation of the Land Disposition Agreement, the Authority Deed, the Private Design Restrictions, the Zoning And Development Restrictions or the Urban Renewal Plan (as amended), and (iii) other than for the purposes and in the manner and to the extent permitted by the Legal Requirements, the Environmental Laws, the Governmental Directives, the Insurance Requirements and any certificate of occupancy hereafter applicable or issued with respect to the Demised Premises and the Improvements.
          (b) (i)   Tenant shall, throughout the term of this Lease,
at Tenant's sole cost and expense, promptly comply, or cause compliance, with the Private Design Restrictions, the Zoning Restrictions And Limitations, all Legal Requirements, Environmental Laws, Governmental Directives and Insurance Requirements, affecting the Demised Premises and the Improvements (including the Building Equipment), or any part thereof, or the use thereof, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties or shall involve any change of governmental policy or require structural or extraordinary repairs, alterations or additions, and irrespective of the cost thereof. The provisions and conditions of Section 11 shall also apply to any work required to be performed by Tenant under this Section 8. Tenant further agrees that it will, at its own cost and expense, promptly and fully perform and observe, or cause to be fully performed and observed, all requirements, obligations and conditions of all instruments of record as of the date of this Lease including, without limitation, the Kendall Square Urban Renewal Plan (whether or not recorded), or which are recorded subsequent to the date of this Lease by reason of the actions or non-actions of Tenant, insofar as the same shall be in force and shall affect or be applicable to the Demised Premises and the Improvements, or any portion thereof or shall impose any obligation upon Landlord or the fee owner of the Demised Premises or upon the Tenant or any tenant or other occupant of the Demised Premises and/or the Improvements.
          (b) (ii) Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith in the name of Tenant, without cost, expense or liability to Landlord, the validity or application of any Legal Requirements and, only if by the terms of any such contested Legal Requirement, compliance therewith may be delayed legally pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding provided however that as a condition precedent to delaying such compliance, Tenant shall provide to Landlord such security and assurances reasonably acceptable to Landlord (i) respecting and demonstrating the ability of Tenant to so comply if such final determination shall require compliance, (ii) demonstrating that the Demised Premises and the Improvements, Landlord's interest in the Demised Premises and the validity of Permits shall not be adversely affected or impaired as a result of or during any such contest, (iii) demonstrating that the Permits shall not lapse as a result of or during any such contest, (iv) demonstrating that such contest and any resultant delays occasioned thereby (including, without limitation, delays in the course or time of construction or completion of the Improvements will not cause, create or result in a default under or termination of the Land Disposition Agreement. In addition, Tenant shall keep Landlord informed of the status of any such contest. Further, Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost, expense, damage and liability (including reasonable attorneys fees) occasioned, arising out of or resulting from any such contest and the failure of Tenant to comply with any such contested Legal Requirement. The provisions of the foregoing sentence shall survive the expiration or termination of this Lease and the Land Disposition Agreement.
          (c) Tenant shall, at its sole cost and expense, obtain and keep in force and effect any and all Permits and all other necessary approvals, licenses, certificates or other authorizations required in connection with the lawful and proper construction of the Improvements, the Building Equipment and other improvement of the Demised Premises, the use, occupancy, operation and management of the Demised Premises, the Improvements, the Building Equipment, and the signs thereat; and Tenant shall indemnify and hold harmless Landlord from and against all claims, liabilities, damages, loss, costs and expenses (including, without limitation, reasonable attorneys' fees) in connection therewith. Upon the expiration or sooner termination of the term of this Lease, Tenant promptly shall, except in the circum-stance where Tenant acquires fee title to the Demised Premises pursuant to the provisions of Section 24 hereof, deliver all such Permits, approvals, licenses, certificates and authorizations to Landlord which relate to the Demised Premises, the Building or the Building Equipment which were obtained by or issued to Tenant and are then in force, together with an assignment or conveyance thereof to Landlord, in such form and substance as Landlord shall require reasonably.
          (d) Unless expressly provided elsewhere in this Lease, no abatement, diminution or reduction of the Fixed Annual Rent, or of any Additional Rent, shall be claimed by, or allowed to, Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused, directly or indirectly, by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the State, county or municipal or other local government, or of any other municipal, governmental or lawful authority or Governmental Bodies whatsoever (including, without limitation, Environmental Laws, Legal Requirements and Governmental Directives), or by priorities, rationing or curtailment of labor, materials, or by war, civil commotion, lockouts, strikes or riots, or any matter or thing resulting therefrom, or by any other cause or causes beyond the control of Landlord or Tenant, nor shall this Lease be affected by any such causes. No diminution of the amount of space used by Tenant caused by legally required changes in the construction, equipment, operation or use of the Demised Premises, the Improvements or the Building Equipment shall entitle Tenant to any reduction or abatement of the Fixed Annual Rent or Additional Rent or any other charges required to be paid by Tenant pursuant to the terms of this Lease.
     9.   REPAIRS AND MAINTENANCE.
          (a) Landlord shall have absolutely no liability or obligation whatsoever to build any improvements on the Demised Premises, to construct the Improvements, to install any Building Equipment or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Demised Premises, the Improvements or the Building Equipment, whether interior or exterior, ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Demised Premises, the Improvements or the Building Equipment in any way. Tenant hereby waives the right to make repairs, replacements, renewals or restorations at the expense of Landlord pursuant to any applicable laws.
          (b) In the event that any improvements made to the Demised Premises, whether situated upon the Demised Premises at the commencement of the term of this Lease or thereafter constructed thereon, shall encroach upon any property, street or right-of-way adjoining or adjacent to the Demised Premises, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Demised Premises or any part thereof, or shall hinder or obstruct any easement or right-of-way to which the Demised Premises is subject as of the date of this Lease, or shall impair the rights of others under any such easement or right-of-way, then, promptly after written request of Landlord or of any other person affected by any such encroachment, violation, hindrance, obstruction or impairment, Tenant shall, at its own cost and expense, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (ii) make such changes in the improvements to the Demised Premises and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any building, structure or other improvements made to the Demised Premises. Any such alteration or removal shall be made in conformity with the requirements of Section 11 hereof.
     10.  ALTERATIONS.
          After the Improvements shall have been completed (which completion shall be evidenced by a Certificate of Completion issued by the Redevelopment Authority), Tenant shall have the right, at its sole cost and expense, to make additions, alterations and changes to the Building (collectively called "Alterations") provided Tenant and such Alterations (i) comply with all of the requirements of the Land Disposition Agreement (including, but not limited, to Section 1(c) and Section 8(c) thereof) and the Authority Deed, (ii) comply with the Private Design Restrictions, the Zoning Restrictions And Limitations, all Environmental Laws, all Governmental Directives, all applicable Legal Requirements, all applicable Insurance Requirements and all "Permitted Encumbrances" (defined in Section 24 hereof) and (iii) Tenant shall first obtain all Permits as shall be necessary or required for any such Alterations. Prior to conveyance of the Demised Premises to Tenant, as respects Alterations, Tenant shall comply with the requirements of the Land Disposition Agreement whether or not the same shall have been terminated.

     11.  CONDITIONS FOR TENANT'S WORK.
          (a) Tenant agrees that all construction, repairs, alterations, additions, improvements, rebuilding, restoration and other work which Tenant shall be required or permitted to do under the provisions of this Lease, including the provisions of Sections 7, 8, 9, 10, 15 and 16 (each hereinafter in this Section called the "Work") shall be done in all cases upon and subject to the applicable provisions of this Lease and all of the following terms and conditions which Tenant shall comply with at its sole cost, expense and liability:
            (i) all Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its own cost and expense. Landlord will, on Tenant's written request, execute any documents necessary to be signed by Landlord to obtain any such permits, authori-zations and approvals, provided that Tenant shall discharge any expense or liability of Landlord in connection therewith;

           (ii) all Work shall be performed in a good and workmanlike manner and in accordance and shall comply with all Environmental Laws, Legal Requirements, Governmental Directives, Insurance Requirements, the Private Design Restrictions, the Zoning Restrictions And Limitations. the requirements, conditions and provisions of the Land Disposition Agreement (including, without limitation, the provisions of Section 8(c) thereof) and the plans and specifications therefor which shall be in compliance with the foregoing requirements of this Section 11(a)(ii) and the requirements of Section 7 of this Lease.
          (iii)     the cost of all Work shall be paid promptly;

           (iv) at all times when any Work is in progress, Tenant shall maintain or cause to be maintained (x) worker's compensation insurance covering all persons employed in connection with the Work, in an amount at least equal to the minimum amount of such insurance required by law, and (y) for the mutual benefit of Landlord (and, if applicable, any Affiliate of Landlord supervising construction of the Building or any Alteration thereto or thereof) and Tenant (i) if the Work is the construction of the Building which increases the size of or the square foot floor area of the Building, builder's risk insurance, in completed value non-reporting form, covering all physical loss, in an amount reasonably satisfactory to Landlord, and (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring in or about the Demised Premises, with limits of not less than $10,000,000 for bodily injury or death to any number of persons in respect of any one accident or occurrence, and property damage in respect of such accident or occurrence. Such commercial general liability insurance shall be in addition to the insurance required under Section 14(a)(i) hereof, but may be effected by an endorsement, if obtainable, upon the insurance policy referred to in said Section 14. The provisions and conditions of Section 14(b) hereof shall apply to any insurance which Tenant shall be required to maintain or cause to be maintained under this subsection.

          (b) The conditions of Sections 7 and 11 shall have been complied with, to the extent applicable to the Work.
     12.  MECHANICS' AND OTHER LIENS.
          (a) Tenant shall not suffer or permit any mechanics' or other liens to be filed against the Demised Premises, or any part thereof, or against Tenant's leasehold estate therein, by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for or supplied to, Tenant or anyone holding the Demised Premises, or any part thereof, through or under Tenant.
If any such mechanics' lien shall at any time be filed against the Demised Premises, Tenant shall cause the same to be discharged of record or bonded within twenty (20) days after the date of filing of the same. If Tenant shall fail to discharge any such mechanics' lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by deposit in court or by bond, and/or Landlord shall be entitled, at Landlord's option, to compel the prosecution of an action for the foreclosure of such mechanics' lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid by Landlord for any of said purposes, and all reasonable legal and other expenses of Landlord, including reasonable counsel fees, in defending any such action or in procuring the discharge of any such lien, together with interest at the "Interest Rate" (hereinafter defined) from the date of payment or deposit, shall become due and payable forthwith by Tenant to Landlord, upon demand by Landlord therefor, and for non-payment thereof, Landlord shall have the remedies herein provided for the non-payment of Fixed Annual Rent and Additional Rent. The "Interest Rate" shall be an annual rate equal to the sum of (i) four percent (4%) and the Base Rate from time to time announced by The First National Bank of Boston as its Base Rate calculated daily and on the basis of a 360 day year; provided, however, if said Base Rate shall no longer be used or if The First National Bank of Boston shall cease to exist (whether by merger, dissolution or otherwise) then Landlord shall reasonably select such other comparable rate and/or bank for purposes of the determination of the Interest Rate.
          (b) Nothing contained in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied, by inference or otherwise, to any third party for the performance, at Landlord's expense, of any labor or the furnishing of any materials or equipment for any construction, rebuilding, alteration, improvement or repair of or to the Demised Premises, the Improvements, the Building Equipment, or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials or equipment which might in any way give rise to the right to file any lien against Landlord's interest in the Demised Premises. Further, Landlord hereby gives notice to all persons who may furnish labor or materials to Tenant at the Demised Premises that Landlord does not consent to the filing of any mechanics' or other lien against Landlord's interest or estate in the Demised Premises, and that all persons furnishing labor and materials to Tenant shall look only to Tenant's credit and such security as Tenant may furnish for the payment of all such labor and materials.
     13.  INDEMNIFICATION AND NON-LIABILITY OF LANDLORD.
          (a) In addition to (i) the provisions of Sections 7 (h)(i) and 7 (h)(ii) hereof, (ii) the provisions of Sections 2 (c)(xiii) and 2 (c)(xiv) hereof, (iii) the provisions of the Hazardous Materials Indemnity (and any Joinder thereto executed by Tenant and (iv) the provisions of the Biogen Guaranty, Tenant agrees, at its sole cost and expense, to indemnify and hold harmless Landlord, all Affiliates of Landlord (including, without limitation, Mortimer B. Zuckerman, Edward
H. Linde and Boston Properties, Inc. and all Zuckerman/Linde Affiliates, each of the foregoing for purposes hereof being called an "Indemnified Party" and all of the foregoing being collectively called the "Indemnified Parties") against and from any and all claims by or on behalf of any person arising from or in connection with (i) the construction, installation repair, alteration and Restoration of the Improvements, the Building Equipment, or any Alteration thereto or thereof, or the conduct or management of, and the payment for, any Work or thing whatsoever done in, on or about the Demised Premises by or on behalf of Tenant (or any person holding or claiming through or under Tenant) during the term of this Lease; (ii) the condition of the Demised Premises, the Improvements or the Building Equipment whether before or during the term of this Lease; (iii) the use, operation or management of the Demised Premises, the Improvements and the Building Equipment; (iv) any breach or default on the part of Tenant in the performance of any of Tenant's covenants or obligations under this Lease; (v) any breach, default or failure on the part of Tenant to timely and fully perform, observe and comply with all of the obligations of the "Redeveloper" under the Land Disposition Agreement or the obligations of the grantee under the Authority Deed; (vi) any act, negligence or fault of Tenant, or any of its agents, servants, employees, contractors, invitees or licensees, or of any person holding or claiming through or under Tenant; (vii) any accident, injury or damage whatsoever caused to any person (other than those caused by the negligent acts or omissions or wrongful intentional acts of Landlord or its agents, servants, employees or contractors occurring after the date hereof) occurring during the term of this Lease, in or about the Improvements, the Demised Premises, or upon the sidewalks adjacent thereto. Further, Tenant agrees to indemnify and hold harmless the Indemnified Parties against and from all costs, counsel fees, expenses and liabilities incurred in connection with or in defending any of the foregoing claims or any actions or proceedings brought thereon; and in case any action or proceeding be brought against any of the Indemnified Parties by reason of any such claim, Tenant, upon notice from any Indemnified Party, agrees to resist or defend such action or proceeding (with counsel first approved by such Indemnified Party, which approval shall not be unreasonably withheld) unless Tenant causes the same to be discharged and satisfied. In addition, Tenant shall indemnify and hold harmless the Indemnified Parties against and from any costs and expenses paid or incurred by the Indemnified Parties (including reasonable counsel fees) in obtaining possession of the Demised Premises after default by Tenant or upon the expiration or sooner termination of this Lease, or in enforcing any of Tenant's obligations hereunder. Without limiting the generality of Section 13(c) hereof and notwithstanding the foregoing, Tenant shall not be obligated to indemnify Mortimer B. Zuckerman and Edward H. Linde for those matters specifically guaranteed by said Mortimer B. Zuckerman and Edward H. Linde under the Zuckerman/Linde Guaranty but the provisions of this sentence and the Zuckerman/Linde Guaranty shall not limit the indemnities provided in this Section 13(a) to Landlord and all Affiliates of Landlord (except in regard to said Mortimer B. Zuckerman and Edward H. Linde, it being agreed that this Section 13(a) shall exclude only indemnity to said Mortimer B. Zuckerman and Edward H. Linde for the matters specifically set forth in the Zuckerman/Linde Guaranty).
          (b) Tenant agrees that Landlord shall not be responsible or liable to Tenant, or any person claiming by, through or under Tenant for, or by reason of (i) any defect in the Demised Premises, the Improvements, the Building Equipment or any other equipment, machinery, wiring, apparatus or appliances whatsoever now or hereafter situated in, at or upon the Demised Premises or the Improvements, or
(ii) any failure or defect of water, heat, electric light or power supply, or of any apparatus or appliance in connection therewith, or from any injury or loss or damage to personal property resulting therefrom, or (iii) any injury, loss or damage to any person or to the Demised Premises, the Improvements or the Building Equipment, or to any property of Tenant or of any other person, contained in or upon the Demised Premises or the Improvements, caused by or arising or resulting from the electric wiring or plumbing, water, steam, sewerage or other pipes, or by or from any machinery or apparatus, or by or from any defect in or leakage, bursting or breaking up of same, or by or from any leakage, running or overflow of water or sewerage in any part of the Demised Premises, the Improvements or the Building Equipment, or by or from any other defect whatsoever, or (iv) any injury or damage caused by, arising or resulting from lightning, wind, tempest, water, snow or ice, in or upon or coming through or falling from the roof, walls, windows or otherwise, or by or from other actions of the elements, or from any injury or damage caused by or arising or resulting from acts or negligence of any occupant or occupants of the Demised Premises or the Improvements or of any subtenant, licensee, invitee or contractor of Tenant (or of any other person holding or claiming by, through or under Tenant).
          (c) Nothing contained in this Section 13 shall be construed as an indemnity against the consequences of the negligent acts, omissions or the wrongful intentional acts of the Indemnified Parties or their agents, servants, employees or contractors occurring after the date hereof, or a waiver of any right or remedy Tenant may have as a result thereof. The provisions of this Section 13 shall survive the expiration and any termination of this Lease and the Land Disposition Agreement including the conveyance of the Demised Premises as contemplated in Section 24 hereof.
     14.  INSURANCE.
          (a) Throughout the term of this Lease, Tenant shall, at its own cost and expense, provide and keep in force for the mutual benefit of Landlord and Tenant (and, if required, the Authority), the following insurance:
            (i) commercial general public liability insurance against claims for bodily injury, death or property damage occurring in or about the Demised Premises (including, without limitation, bodily injury, death or property damage resulting direct-ly or indirectly from any change, alteration, improvement or repair thereof) with limits of not less than $10,000,000.00 (or such higher amount as Landlord may from time to time reasonably require) for bodily injury or death to any number of persons in respect of any one accident or occurrence, and property damage in respect of such accident or occurrence. Such insurance shall include a contractual liability endorsement covering Tenant's indemnities under Section 13(a) hereof;

           (ii) insurance (with provision for deductible of not more than $10,000.00) covering the Building and Building Equipment against loss or damage by fire and such other risks as are customarily included in broad form extended coverage endorsements covering "all risks" and which are attached to fire insurance policies covering property in the City of Cambridge similar to the Building to be constructed by Tenant under Section 7 of this Lease, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, but in no event in an amount less than one hundred percent (100%) of the full replacement cost thereof (such replacement cost to be determined from time to time, but not more frequently than once in any twenty-four (24) calendar months, at Tenant's expense, at the request of the Landlord by an appraiser selected by Tenant and approved by Land-lord and the insurance carrier). During the performance of any construction, the insurance to be maintained by Tenant under this subdivision
                    (ii) shall be maintained under a "builder's risk" policy of insurance, with extended coverage endorsements as aforesaid. To the extent of any deductible from the limits of the policy required under this subdivision (ii), Tenant shall be deemed a self-insurer;

          (iii) workers' compensation insurance subject to statutory limits or better in respect of any work or other operations on or about the Demised
                    Premises;

           (iv) boiler and machinery explosion insurance in respect of any steam and pressure, boilers and similar apparatus, if any, located on the Demised Premises in such amount as is from time to time reasonable and customarily maintained for similar properties situated in the City of Cambridge, and if a sprinkler system shall be located in the Building, sprinkler leakage insurance in amounts reasonably satisfactory to Landlord, in either case having due regard to the height and type of Building, its construction, use and occupancy (with any dispute under this subdivision (iv) being determined by arbitration as hereinafter provided); and

            (v) such other insurance and in such amounts as Landlord or the Authority from time to time may reasonably request against such other insurable hazards which at the time in question are commonly insured against in the case of property similar to and situated in Cambridge, Massachusetts.

          (b) All insurance to be provided and kept in force by Tenant under the provisions of this Lease (except workers' compensation insurance) shall name as the insured Tenant and Landlord (and such Affiliates (including, without limitation such Zuckerman/Linde Affiliates) as Landlord shall reasonably require (collectively called "Additional Landlord Insured Parties"), and to the extent required under the Land Disposition Agreement or otherwise, the Authority and the City of Cambridge, as their respective interests may appear but as to liability insurance, Landlord and Additional Landlord Insured Parties shall be named as additional insureds. All such insurance shall be obtained and shall be and remain in full force and effect by Tenant prior to Tenant's entry upon the Demised Premises for any purposes contemplated by this Lease, and shall be procured from reputable and financially sound insurance companies of recognized responsibility licensed to do business in the Commonwealth of Massachusetts, except that premiums for insurance policies covering a period in excess of one year may be paid by Tenant in annual installments if such method of payment is permitted under such policies. True copies of the policies of such insurance shall be delivered to the Landlord. Said policies shall be for a period of not less than one year and shall contain a provision whereby the same cannot be canceled or modified unless Landlord is given at least thirty (30) days' prior written notice of such cancellation or modifi-cation, and whereby provision is further made for the fact that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord or Tenant which might, absent such agreement, result in a forfeiture of all or part of the payment of such loss. Tenant shall procure and pay for renewals of such insurance from time to time at least thirty (30) days before the expiration thereof, and Tenant shall promptly deliver to Landlord evidence of such renewal, as required above. The proceeds of loss under the policies of insurance required to be obtained by Tenant under subdivision (ii), (iv), and (v) shall be payable to Tenant and shall be used in the "Restoration" (defined in Section 15 hereof).
          (c) Tenant hereby waives any right to recovery against Landlord and Affiliates of Landlord (including, without limitation, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde and all Zuckerman/Linde Affiliates) for injury or loss due to the hazards covered by the insurance coverages required to be maintained by Tenant
pursuant to this Lease.    Landlord hereby waives any right to
recovery against Tenant and Biogen, Inc., for injury or loss due to the hazards covered by such insurance (if any) maintained by Landlord with respect to the Demised Premises. Any insurance carried or required to be carried by Tenant shall include a clause or endorsement denying to the insurer rights of subrogation against Landlord and Affiliates of Landlord (including, without limitation, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde and all Zuckerman/Linde Affiliates. Further, any insurance carried by Landlord with respect to the Demised Premises shall include a clause or endorsement denying the insurer rights of subrogation against Tenant and Biogen, Inc. If extra premium is payable on account of any such clause or endorsement, Tenant shall pay such extra premium. In addition, Tenant shall not carry separate or additional insurance, concurrent in form and contributing, in the event of any loss or damage to the Demised Premises, the Improvements or the Building Equipment, with any insurance required to be obtained by Tenant under this Lease, unless such separate or additional insurance shall comply with and conform to all of the provisions and conditions of this
Section 14 (including, without limitation, the provisions of this Section 14 (c)). Tenant shall promptly give notice to Landlord of such separate or additional insurance and deliver a certificate of such policies to Landlord which shall include the waiver of subrogation or shall be accompanied by an endorsement waiving subrogation.
          (d) Upon the expiration or sooner termination of this Lease, other than by reason of the purchase of the Demised Premises by Tenant pursuant to the provisions of Section 24 hereof, Landlord may, at its option, elect to continue in force any or all of the policies of insurance required to be obtained by Tenant under this Lease, and in such case Landlord shall promptly reimburse Tenant for the amount of the unearned premium; provided, however, Landlord shall not be required to make any such reimbursement to Tenant if this Lease shall terminate as a result of any default on the part of Tenant.
          (e) Landlord may from time to time, but not more frequently than once every twenty-four (24) months, require that the amount of the commercial general liability insurance to be provided and kept in force by Tenant under this Lease be increased, so that the amount thereof shall be that commonly carried in the case of premises similarly situated in the City of Cambridge with due regard to the height and type of Improvements and Building Equipment, their construction, use and occupancy. In no event shall the amount of commercial general liability insurance be less than the amount specified in this Lease as the amount required to be maintained in force.
     15.  DAMAGE OR DESTRUCTION.
          (a) If the Building or the Building Equipment shall be damaged or destroyed by fire or other casualty, whether or not covered by insurance, Tenant shall forthwith give notice thereof to Landlord and shall, with reasonable diligence, repair, restore, replace or rebuild the same (the "Restoration") to as nearly as may be practicable its condition and character immediately prior to such damage or destruction except that if such fire or other casualty shall occur while the Building is being constructed, then Tenant shall, with reasonable diligence, complete the Building (after complying, in either case, with the provisions and conditions of Sections 7 and 10 of this Lease, to the extent applicable). The provisions and conditions of Section 11 shall similarly apply to the Restoration.
               However, in the event that, after the issuance of a Certificate of Completion by the Redevelopment Authority for the Improvements, the Building shall be damaged or destroyed by fire or other casualty (whether or not covered by insurance), Tenant may perform the Restoration to such other condition or character as is permitted under the Land Disposition Agreement subject to Tenant's compliance with the provisions of the Land Disposition Agreement and provided that such Restoration as is the subject of this paragraph shall comply with all applicable Legal Requirements, Environmental Laws (including, without limitation, Governmental Directives), Insurance Requirements, the requirements of all Governmental Bodies (including, without limitation, the Redevelopment Authority, if applicable) and the provisions of the Private Design Restrictions and the Zoning Restrictions And Limitations. Tenant acknowledges and agrees that nothing contained in this paragraph shall modify, amend or impair or postpone the provisions and requirements of Section 24 hereof (including, without limitation, the calculation of the purchase price which shall based on the Building as it existed as of the time of the issuance of the Certificate of Completion).
          (b)  INTENTIONALLY OMITTED
          (c) The insurance proceeds collected on account of damage or destruction to the Building and the Building Equipment shall be used to pay for the cost of the Restoration. Tenant covenants and agrees that if said insurance monies shall be insufficient to pay the entire cost of the Restoration, Tenant will pay the entire deficiency. If any of the insurance monies paid by the insurance company shall remain after the completion of the Restoration, the excess shall be retained by or paid over to Tenant subject, however, to the provisions of the Land Disposition Agreement, if any. Further, if the damage or destruction is of such a nature that it is caused by an event which is not covered by the insurance required to be carried and maintained by Tenant, Tenant shall be obligated to perform the Restoration and pay for the entire cost of the Restoration. In no event shall Landlord have any obligation to pay for any portion of the Restoration or to otherwise perform or be obligated respecting any such damage or destruction or the Restoration.
          (d) In the event of any such damage or destruction by fire or other casualty, the provisions of this Lease shall be unaffected and, in addition, Tenant shall remain and continue liable for the payment of all Fixed Annual Rent and Additional Rent required hereunder to be paid by Tenant, as though no such damage or destruction had occurred.
          (e) If Tenant shall fail to commence the Restoration within one hundred eighty (180) days from the date of such damage or destruction (or within such shorter time period as may be set forth in the Land Disposition Agreement), or having commenced the Restoration shall fail to complete the same in accordance with the provisions of this Lease with reasonable diligence, and such failure shall continue for a period of thirty (30) days (as such 30-day period may be extended by unavoidable delays in completion of the Restoration due to causes beyond Tenant's control, such as Acts of God, strikes, etc., but excluding financial inability to perform) Landlord may, at its option, and without limitation of its remedies on account of Tenant's default, and upon serving notice upon Tenant that it elects to do so, perform the Restoration upon the terms and conditions provided in
Section 21 hereof except that no further notice need be given respecting said Section 21. In such event, and whether or not this Lease may theretofore have been terminated by reason of any default by Tenant, any insurance monies shall be paid over to Landlord.
          (f) Landlord and Tenant each agrees that it will cooperate with the other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance monies that may be due in the event of, any loss or damage, and that they will execute and deliver to such other parties such instruments as may be required to facilitate the recovery of any insurance monies.
          (g) To the extent that the provisions of this Section shall conflict with the provisions of any laws of the Commonwealth of Massachusetts or any agency or political subdivision thereof, controlling the rights and obligations of parties to leases in the event of damage by fire or other casualty to leased space, the provisions of this Section 15 shall govern and control and such conflicting laws shall be deemed waived by the parties hereto.
     16.  CONDEMNATION.
          (a) If, at any time during the term of this Lease, title to the whole or materially all of the Demised Premises or the Building shall be taken by the exercise of the right of condemnation or eminent domain, this Lease shall terminate, and Tenant shall be relieved of its obligation to pay future Fixed Annual Rent and Additional Rent, on the later of (i) the vesting of title in the condemning authority, or
(ii) transfer of possession to the condemning authority (the "Condemnation Termination Date"). Upon such termination, the Fixed Annual Rent and Additional Rent shall be apportioned and paid to the date of such termination, and the total award made with respect to the taking shall be paid to the Landlord and distributed as follows:
                    (x)  the Landlord shall first be entitled to
                    receive out of the proceeds of the condemnation award a sum calculated for purposes hereof pursuant to Exhibit E attached hereto as if the Closing occurred on the Condemnation Termination Date; and

                    (y)  any balance remaining to Tenant.

          For the purposes of this Section, "materially all of the Demised Premises" shall be deemed to have been taken if:
            (i) Prior to the issuance of a Certificate of Completion respecting the Improvements, so much of the Demised Premises shall be taken as results in the inability of Tenant to complete construction of the Building in accordance with applicable requirements of this Lease, or

           (ii) Subsequent to the issuance of said Certificate of Completion, more than fifty percent (50%) of the gross floor area of the Building (as determined by a registered architect selected by Tenant and reasonably approved by Landlord) shall be taken or shall be rendered by a taking unusable for the purposes for which the same were being used immediately prior to the taking, or

          (iii) All reasonable means of ingress and egress to and from the Demised Premises are to be permanently eliminated by reason of such a taking and no reasonable substitute means of ingress and egress is provided.

          (b) If at any time during the term of this Lease title to less than the whole or materially all of the Demised Premises or the Building shall be taken as aforesaid, then the entire balance of the award shall be applied and paid over towards the cost of demolition, repair and restoration, substantially in the manner and subject to the same terms and conditions as those provided in Section 15 hereof respecting Restoration of the Building in the event of damage or destruction by fire or other casualty. Any balance remaining after payment of such costs of demolition, repair and restoration, as aforesaid, shall be paid over to Tenant. If, however, the cost of such demolition, repairs and restoration shall exceed the net amount of the award paid to Tenant, Tenant shall pay the deficiency.
          (c) Subject to the provisions of the next preceding paragraph, if less than the whole or materially all of the Demised Premises shall be taken as aforesaid, then, in such event, this Lease shall not terminate by reason thereof and Tenant shall continue to pay, in the manner and at the time herein specified, the full amount of the Fixed Annual Rent, Additional Rent and other charges payable by Tenant under this Lease.
          (d) If, at any time after the date hereof, the whole or any part of Tenant's interest under this Lease shall be taken or condemned by any competent authority for its or their temporary use or occupancy, this Lease shall not terminate by reason thereof and Tenant shall continue to pay, in the manner and at the time herein specified, the full amount of the Fixed Annual Rent and Additional Rent and such other charges as are payable hereunder by Tenant, and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereunder on the part of Tenant to be performed and observed as though such taking had not occurred. In the event of any such taking as in this paragraph referred to, Tenant shall be entitled to receive the entire amount of any award made for such taking, whether paid by way of damages, rent or otherwise; provided, however, that if such period of temporary use or occupancy shall extend beyond the expiration of the term of this Lease, such award, whether paid in a lump sum or in installments covering at least the last twelve (12) months of the term of this Lease, shall be equitably apportioned between Landlord and Tenant as of such date of expiration of the term of this Lease. Tenant agrees that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense, restore the Demised Premises, as nearly as may be practicable, to the condition in which the same were immediately prior to such taking.
     17.  ASSIGNMENT AND SUBLETTING.
          (a) (i) Prior to the issuance of a Certificate of Completion by the Redevelopment Authority pursuant to the Land Disposition Agreement for the Building and the improvements on the Demised Premises, (x) Tenant shall have no right to assign this Lease or to sublet (which term includes, without limitation, licenses, concessions and the like) the Demised Premises and/or the Building (whether in whole or in part) and (y) Tenant shall not sell, convey, assign, otherwise transfer or issue any stock, partnership interest, beneficial interest or other ownership interest in Tenant (herein collectively called "Ownership Interest In Tenant"). Any such purported assignment or subletting shall be void ab initio, shall confer no rights on or in favor of third parties and, at Landlord's sole and exclusive option, shall constitute an Event of Default under this Lease. Further, Landlord shall have the right of specific performance, injunctive relief and other equitable remedies with respect to the foregoing.
          (a) (ii)  Notwithstanding the foregoing provisions of
Section 17 (a)(i) above, prior to the issuance of said Certificate of Completion and on the express condition that there shall be no "Event of Default" (defined in Section 20) and this Lease shall be in full force and effect, Tenant shall have the right to assign all (but not less than all) of its interest in this Lease or to assign all (but not less than all) of the Ownership Interest In Tenant, in either case to a corporation or other entity wholly owned by Biogen, Inc., to a corporation or other entity which wholly owns both Tenant and Biogen, Inc., or to a corporation or other entity under common control with both Tenant and Biogen, Inc.; provided, however, that irrespective of any such assignment and as a condition thereto (a) Tenant shall remain fully, directly and primarily liable to Landlord for the prompt, timely and complete performance of all obligations under this Lease (including, without limitation, the obligations under Section 24), (b) said assignee shall agree in a written instrument acceptable to Landlord to be fully, directly and primarily liable to Landlord for the prompt, timely and complete performance of all obligations, covenants and agreements on the part of Tenant to be performed under this Lease (including, without limitation, the obligations under Section 24), (c) the obligations of Tenant and such assignee shall be joint and several and such written instrument shall so provide, (d) Tenant and Biogen, Inc., shall not be relieved of any of their obligations and liabilities under and pursuant to the Hazardous Materials Indemnity and Biogen, Inc., shall confirm same in a written instrument to Landlord but no such written confirmation shall be required of Tenant, the provisions hereof constituting Tenant's agreement to same, (e) Biogen, Inc., shall not be relieved of any of its obligations and liabilities under the Biogen Guaranty and Biogen shall so confirm same in a written instrument to Landlord and (f) Tenant shall give at least fifteen (15) days prior written notice to Landlord respecting such assignment (i) certifying the name and address of such assignee and the information (including type of entity) demonstrating and certifying that such assignee is a permitted assignee as above described and (ii) delivering to Landlord all of the written instruments required pursuant to the foregoing provisions of this Section 17 (a)(ii).
                    Notwithstanding the provisions of items (d) and
(e) of the immediately preceding paragraph, if the assignee to whom Tenant's interest in this Lease is assigned pursuant to this Section 17 (a)(ii) shall be an entity into which Biogen, Inc., shall be merged and as a result of which Biogen, Inc., shall cease to exist (the "Biogen Successor"), the Biogen Successor shall assume and agree directly with Landlord (in a written instrument acceptable to Landlord) to assume and perform all obligations of Biogen, Inc., under both the Hazardous Materials Indemnity and the Biogen Guaranty irrespective of when any of such obligations arise (including, but not limited to, all obligations, covenants, claims, conditions and requirements under both the Hazardous Materials Indemnity and the Biogen Guaranty accruing, existing or arising prior to such assignment); and on the date of such assignment the Biogen Successor shall have at least the financial capability and liquidity as Biogen, Inc., as approved by Landlord, which approval shall not be unreasonably withheld or delayed in which case Biogen, Inc., shall have no further obligation under the Hazardous Materials Indemnity or the Biogen Guaranty; provided, that the foregoing shall not affect or otherwise impair any claims made under the Hazardous Materials Indemnity and/or the Biogen Guaranty. Tenant shall provide or cause to be provided to Landlord such financial and other information respecting the Biogen Successor as shall be reasonably necessary for Landlord to review the financial capability and liquidity of the Biogen Successor. Any such assignment shall be subject to the terms of this Lease including, without limitation, the provisions of Section 24 hereof which shall not be postponed, amended, modified or in any way altered or delayed by any such assignment.
          (a) (iii) (1) In addition and notwithstanding the foregoing provisions of Section 17 (a)(i) above, prior to the issuance of said Certificate of Completion and on the express condition that there shall be no "Event of Default" (defined in Section 20) and this Lease shall be in full force and effect, Tenant shall have the right to assign all (but not less than all) of its interest in this Lease to a "Qualified Purchaser" (hereinafter defined) provided, however, that irrespective of any such assignment and as a condition thereto (a) there shall be no default existing under, and the proposed assignment to a Qualified Purchaser shall not violate, the Land Disposition Agreement and the Land Disposition Agreement shall be in full force and effect, (b) Tenant shall remain fully, directly and primarily liable to Landlord for the prompt, timely and complete performance of all obligations under this Lease (including, without limitation, the obligations under Section 24), (c) said Qualified Purchaser as assignee shall agree in a written instrument acceptable to Landlord to be fully, directly and primarily liable to Landlord for the prompt, timely and complete performance of all obligations, covenants and agreements on the part of Tenant to be performed under this Lease (including, without limitation, the obligations under Section 24), (d) the obligations of Tenant and said Qualified Purchaser as assignee shall be joint and several and such written instrument shall so provide but no such written instrument shall be required by Tenant, the provisions hereof constituting Tenant's agreement to same, (e) Tenant and Biogen, Inc., shall not be relieved of any of their obligations and liabilities under and pursuant to the Hazardous Materials Indemnity and Biogen, Inc., shall confirm same in a written instrument to Landlord but no such written confirmation shall be required of Tenant, the provisions hereof constituting Tenant's agreement to same, (f) Biogen, Inc., shall not be relieved of any of its obligations and liabilities under the Biogen Guaranty and Biogen shall so confirm same in a written instrument to Landlord, (g) such assignment shall not violate the terms of the Land Disposition Agreement and Tenant shall have obtained any approval for such assignment that may be required under the Land Disposition Agreement and (h) Tenant shall give at least fifteen (15) days prior written notice to Landlord respecting such assignment (i) certifying the name and address of such proposed Qualified Purchaser as assignee (including type of entity) and (ii) certifying and delivering to Landlord all of the information, data and other documentation required under the definition of "Qualified Purchaser" (set forth below) as shall be necessary or required in order to satisfy the requirements set forth in said definition of Qualified Purchaser and (iii) delivering to Landlord all of the written instruments required pursuant to the foregoing provisions of this Section 17 (a)(iii) and
(iv) such other information as Landlord may reasonably require.
                    For purposes hereof, the term "Qualified
Purchaser" shall mean an entity which acquires this Lease together with substantial operating assets of Biogen, Inc., including, without limitation, all or substantially all of the leased or owned improvements of Biogen, Inc. (and its affiliates which shall include Tenant) in East Cambridge, Massachusetts which must consist of at least 200,000 square feet of gross floor area of leased or owned improvements of Biogen, Inc. (and its affiliates including Tenant) in East Cambridge, Massachusetts and all of the assets and other rights of Biogen, Inc. (and its affiliates including Tenant) in, relating and/or pertaining to Parcel 2 of the Kendall Square Urban Renewal Area; provided, however, that as a result of such change the owner of such assets (a) is not primarily involved in the business of real estate development (which term "real estate Development" shall include, but not be limited to, the construction, development, acquisition, leasing, management, sale and/or other operation of real estate and/or improvements on real estate), (b) has a shareholder's or owner's equity as determined in accordance with "GAAP" (hereinafter defined) at least equal to One Hundred Twenty Five Million Dollars ($125,000,000.00) plus the "CPI Amount" (hereinafter defined), (c) has net income as determined in accordance with GAAP, but excluding interest and investment income and income from extraordinary events, of at lease (1) Seven Million Dollars ($7,000,000.00) plus the CPI Amount for the fiscal year immediately prior to such proposed assignment and (2) One Dollar ($1.00) for each of at least two of the last three fiscal years prior to such proposed assignment and (3) Twenty Million Dollars ($20,000,000.00) plus the CPI Amount in the aggregate for the last three fiscal years prior to such proposed assignment, (d) has Fifty Million Dollars ($50,000,000.00) plus the CPI Amount in cash or marketable securities at the time of such proposed assignment and (e) has sufficient funds in the reasonable determination of Landlord committed to the construction and completion of the Improvements so as to timely complete the Improvements and obtain a Certificate of Completion from the Redevelopment Authority. "GAAP" shall mean generally accepted accounting principles consistently applied throughout (and/or with respect to) the relevant period(s). The "CPI Amount" shall be and mean an amount equal to the product of the amount in question times the percentage increase, if any, in the Consumer Price Index (1982-1984 = 100) of all items for urban wage earners and clerical workers published by the Bureau of Labor Statistics of the U.S. Department of Labor for Boston, Massachusetts (the "Index") (or if there ceases to be any such publication, any other substantially equivalent index generally recognized to measure changes in the cost of living for Boston, Massachusetts) between the Index last published prior to the date of this Lease and the Index last published prior to the proposed assignment.
                    In addition to the foregoing provisions of this
Section 17 (a)(iii)(1), the Qualified Purchaser to whom Tenant's interest in this Lease is assigned pursuant to this Section 17
(a)(iii) shall assume and agree directly with Landlord (in a written instrument acceptable to Landlord) to assume and perform all obligations of Tenant and Biogen, Inc., under the Hazardous Materials Indemnity and the obligations of Biogen, Inc., under the Biogen Guaranty, in each case irrespective of when any of such obligations arise (including, but not limited to, all obligations, covenants, claims, conditions and requirements under both the Hazardous Materials Indemnity and the Biogen Guaranty accruing, existing or arising prior to such assignment); Tenant and Biogen,Inc., shall not be released from their obligations under the Hazardous Materials Indemnity, the obligations of Tenant, Biogen, Inc., and the Qualified Purchaser being joint and several; and Biogen, Inc., shall not be released from its obligations under the Biogen Guaranty, the obligations of Biogen, Inc., and the Qualified Purchaser being joint and several.
          (a) (iii) (2) This Section 17 (a)(iii)(2) shall only apply to an assignment made pursuant to the provisions of Section 17
(a)(iii)(1) above. Provided that on both the effective date of such an assignment and the tenth (10th) annual anniversary of the effective date of such assignment (the "Tenth Anniversary") all of the "Conditions" (hereinafter set forth) and "Additional Conditions" (also hereinafter set forth) shall be satisfied, Tenant shall be released of all of the obligations of Tenant under this Lease first arising after the Tenth Anniversary (but not those arising on or before the Tenth Anniversary) and Biogen, Inc., and Tenant shall have no obligation under the Hazardous Materials Indemnity for "Releases" (as therein defined) on the Demised Premises first occurring after the Tenth Anniversary and caused by such assignee (it being covenanted and agreed that the Hazardous Materials Indemnity shall remain in full force and effect for all other Releases and for all other matters thereunder) and Biogen, Inc. shall have no obligation under the Biogen Guaranty for events under this Lease first occurring after the Tenth Anniversary and caused by such assignee (it being covenanted and agreed that the Biogen Guaranty shall remain in full force and effect for and with respect to all other matters, causes and events). In no case shall the Qualified Purchaser be released from any obligations under this Lease, under the Hazardous Materials Indemnity and/or under the Biogen Guaranty. The "Conditions shall consist of all of the following:

               (a) there shall not exist any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default (for purposes hereof called an "Other Event"). Without limiting the foregoing provisions of this item (a), there shall be no Event of Default or Other Event on the part of Tenant (and/or the assignee) under Section 24 hereof. With respect only to Other Events, Tenant shall have the right, by written notice to Landlord, to request a statement of such Other Defaults, if any, of which Landlord has actual knowledge and promptly after receipt of any such written request, Landlord shall provide to Tenant a written statement of such Other Events, if any, as Landlord has actual knowledge of; provided, however, that Landlord shall have no obligation to inspect the Demised Premises, the Improvements or the Building Equipment or to make any inquiry of third parties or their records and files (including, without limitation, the Redevelopment Authority or other Governmental Bodies).

               (b)  this Lease shall be in full force and effect.

               (c) Landlord shall not have exercised any of its rights or remedies as provided in this Lease and/or under applicable law respecting any Event of Default or any Other Event.

               (d) there shall be no breach or default under the Hazardous Materials Indemnity, the Hazardous Materials Indemnity shall be in full force and effect and the Indemnified Parties under the Hazardous Materials Indemnity shall not have exercised any of their rights and remedies under the Hazardous Materials Indemnity and\or under applicable law respecting the matters covered by Hazardous Materials Indemnity (and shall not have commenced any proceedings in respect thereof).

               (e) there shall be no breach or default under the Biogen Guaranty, the Biogen Guaranty shall be in full force and effect and the parties for whose benefit the Biogen Guaranty has been given shall not have rightfully exercised any of their rights and remedies under the Biogen Guaranty and/or under applicable law respecting the matters covered by the Biogen Guaranty (and shall not have rightfully commenced any proceedings in respect thereto).

               (f) the Qualified Purchaser shall have met at the effective date of the assignment, and on the Tenth Anniversary the Qualified Purchaser shall continue to meet, the requirements set forth under the definition of Qualified Purchaser, it being agreed that any requirement which specifies an adjustment respecting the CPI Amount shall have the CPI Amount updated in the case of the Tenth Anniversary to the Tenth Anniversary.

The following shall be additional conditions to the aforesaid release of Tenant (the "Additional Conditions"): (i) Tenant shall provide to Landlord such information, documentation and materials (certified by Tenant and such assignee) as to the requirements of the Qualified Purchaser as assignee specified in the definition of "Qualified Purchaser" (hereinabove set forth) as shall be required (updated in the case of the Tenth Anniversary) and (ii) should Tenant wish to avail itself of the provisions of this Section 17 (a)(iii)(2), Tenant shall have the obligation to satisfy, demonstrate satisfaction and comply with the provisions hereof, (iii) the assignee shall execute a written instrument or instruments (acceptable to Landlord) confirming that it is and shall remain (a) fully, directly and primarily liable to Landlord for the prompt, timely and complete performance of all obligations, covenants and agreements on the part of Tenant to be performed under this Lease (including, without limitation, the obligations under Section 24), (b) fully, directly and primarily liable under the Biogen Guaranty and (c) fully, directly and primarily liable under the Hazardous Materials Indemnity as the Tenant under this Lease (and as the "Purchaser", if applicable, under the Hazardous Materials Indemnity. The provisions of Sections 17 (a)(iii)(1) and
(a)(iii)(2) shall not postpone, amend, modify or in any way alter or delay the provisions of Section 24 hereof.
          (b) (i) After the issuance of such Certificate of Completion and on the express condition that there shall be no "Event of Default" (defined in Section 20) and this Lease shall be in full force and effect, Tenant shall have the right to assign its interest in this Lease, to assign all of the Ownership Interest In Tenant or to sublet the Building in whole or in part; provided, however, that Landlord first approves the financial capability and liquidity of the proposed assignee or proposed sublessee, as the case may be, to perform all of the obligations under this Lease as and when due or required (which approval shall not be unreasonably withheld or delayed) and provided, further, that irrespective of any such assignment or subletting (a) Tenant shall remain fully, directly and primarily liable to Landlord for the prompt, timely and complete performance of all obligations, covenants and agreements on the part of Tenant to be performed (including, without limitation, the obligations of Section 24) under this Lease, (b) said assignee or subtenant, as the case may be, shall agree in a written instrument acceptable to Landlord to be fully, directly and primarily liable to Landlord for such prompt, timely and complete performance under this Lease, (c) the obligations of Tenant and such assignee (or sublessee, as the case may be) shall be joint and several and such written instruments shall so provide but no such written instrument shall be required of Tenant, the provisions hereof constituting Tenant's agreement to same, (d) Biogen, Inc. (and the Biogen Successor pursuant to Section 17 (a)(ii)) and Tenant shall not be relieved of any their obligations and liabilities under and pursuant to the Hazardous Materials Indemnity and Biogen, Inc. (and the Biogen Successor pursuant to Section 17 (a)(ii)) shall confirm same in a written instrument to Landlord but no such written confirmation shall be required of Tenant, the provisions hereof constituting Tenant's agreement to same, (e) Biogen, Inc. (and the Biogen Successor pursuant to Section 17 (a)(ii)) shall not be relieved of any of its (or their) obligations and liabilities under the Biogen Guaranty and Biogen, Inc., shall so confirm the same in a written instrument to Landlord,
(f) such assignment shall not violate the terms of the Land Disposition Agreement and Tenant shall have obtained any approval for such assignment that may be required under the Land Disposition Agreement and (g) Tenant shall give at least twenty (20) days' prior written notice to Landlord of the name, address and terms of such assignment or subletting and such financial and other information respecting the proposed assignee or subtenant as shall be reasonably necessary for Landlord to review the financial capability and liquidity of the proposed assignee or subtenant, as the case may be, to perform the obligations under this Lease as and when due or required. Any such assignment or subletting shall be subject to the terms of the Lease including the provisions of Section 24 hereof which shall not be postponed, amended, modified or in any way altered or delayed by any such assignment or subletting.
          (b) (ii) This Section 17 (b)(ii) shall only apply to an assignment made pursuant to the provisions of Section 17 (b)(i) above. Provided that on both the effective date of such an assignment and the tenth (10th) annual anniversary of the effective date of such assignment (the "Tenth Anniversary") all of the "Conditions" (hereinafter set forth) and "Additional Conditions" (also hereinafter set forth) shall be satisfied, Tenant shall be released of all of the obligations of Tenant under this Lease first arising after the Tenth Anniversary (but not those arising on or before the Tenth Anniversary) and Biogen, Inc., and Tenant shall have no obligation under the Hazardous Materials Indemnity for "Releases" (as therein defined) on the Demised Premises first occurring after the Tenth Anniversary and caused by such assignee (it being covenanted and agreed that the Hazardous Materials Indemnity shall remain in full force and effect for all other Releases and for all other matters thereunder) and Biogen, Inc. shall have no obligation under the Biogen Guaranty for events under this Lease first occurring after the Tenth Anniversary and caused by such assignee (it being covenanted and agreed that the Biogen Guaranty shall remain in full force and effect for and with respect to all other matters, causes and events). The "Conditions shall consist of all of the following:
               (a) there shall not exist any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default (for purposes hereof called an "Other Event"). Without limiting the foregoing provisions of this item (a), there shall be no Event of Default or Other Event on the part of Tenant and/or the assignee under Section 24 hereof. With respect only to Other Events, Tenant shall have the right, by written notice to Landlord, to request a statement of such Other Defaults, if any, of which Landlord has actual knowledge and promptly after receipt of any such written request, Landlord shall provide to Tenant a written statement of such Other Events, if any, as Landlord has actual knowledge of; provided, however, that Landlord shall have no obligation to inspect the Demised Premises, the Improvements or the Building Equipment or to make any inquiry of third parties or their records and files (including, without limitation, the Redevelopment Authority or other Governmental Bodies).

               (b)  this Lease shall be in full force and effect.

               (c) Landlord shall not have exercised any of its rights or remedies as provided in this Lease and/or under applicable law respecting any Event of Default or any Other Event.

               (d) there shall be no breach or default under the Hazardous Materials Indemnity, the Hazardous Materials Indemnity shall be in full force and effect and the Indemnified Parties under the Hazardous Materials Indemnity shall not have exercised any of their rights and remedies under the Hazardous Materials Indemnity and\or under applicable law respecting the matters covered by Hazardous Materials Indemnity (and shall not have commenced any proceedings in respect thereof).

               (e) there shall be no breach or default under the Biogen Guaranty, the Biogen Guaranty shall be in full force and effect and the parties for whose benefit the Biogen Guaranty has been given shall not have rightfully exercised any of their rights and remedies under the Biogen Guaranty and/or under applicable law respecting the matters covered by the Biogen Guaranty (and shall not have rightfully commenced any proceedings in respect thereto).

               (f) at both the effective date of the assignment and on the Tenth Anniversary, Landlord (in the exercise of its reasonable business judgment) shall have approved the financial capability and liquidity of the assignee to perform all of the obligations of the Tenant under this Lease.

The following shall be additional conditions to the aforesaid release of Tenant (the "Additional Conditions"): (i) Tenant shall provide to Landlord such information, documentation and materials (certified by Tenant and such assignee) as to the assignee's financial condition and liquidity as shall be necessary for Landlord's evaluation hereunder and (ii) should Tenant wish to avail itself of the provisions of this
Section 17 (b)(ii), Tenant shall have the obligation to satisfy, demonstrate satisfaction and comply with the provisions hereof, (iii) the assignee shall execute a written instrument (acceptable to Landlord) covenanting and agreeing to be fully, directly and primarily liable to Landlord for the prompt, timely and complete performance of all obligations, covenants and agreements on the part of Tenant to be performed under this Lease (including, without limitation, the obligations under Section 24) and (iv) the assignee shall execute a written instrument or a Joinder to the Hazardous Materials Indemnity (in either case as required by and acceptable to Landlord) covenanting and agreeing to be fully, directly and primarily liable to Landlord for the prompt, timely and complete performance of all obligations, covenants and agreements under the Hazardous Materials Indemnity arising after the Tenth (10th) Anniversary. The provisions of this
Section 17 (b)(ii) shall not postpone, amend, modify or in any way alter or delay the provisions of Section 24 hereof.
          (c) Further, if this Lease be assigned pursuant to Section 17(a)(ii) or Section 17(b), as the case may be, or if the Premises or any part thereof be sublet pursuant to Section 17(b), Landlord may upon prior notice to Tenant, at any time and from time to time after the occurrence of an Event of Default, collect Fixed Annual Rent, Additional Rent, and other charges herein reserved, but no such assignment, subletting, or collection shall be deemed a release of Tenant, or Biogen, Inc. (and a Biogen Successor, if applicable) or the acceptance of the assignee or sublessee as a tenant or a release of Tenant from the performance by Tenant of all of the obligations, agreements, provisions and covenants on the part of Tenant contained in this Lease or set forth in the Hazardous Waste Indemnity or a release of Biogen, Inc. (and a Biogen Successor, if applicable) from the performance of its obligations under the Hazardous Waste Indemnity and/or the Biogen Guaranty.
          (d) No assignment, subletting or use of the Demised Premises and/or Improvements by any third party shall affect the purpose for which the Demised Premises and Improvements may be used as stated in this Lease.
     18. LEASEHOLD MORTGAGES. Subject to Tenant's compliance with the terms, conditions and requirements of the Land Disposition Agreement and provided that there shall be no Event of Default under this Lease, Tenant is hereby given the right by Landlord, without Landlord's prior written consent, to mortgage its interest in this Lease to a "Leasehold Mortgagee" (hereinafter defined) solely for the purpose set forth in Section 601 of Part II (as modified) of the Land Disposition Agreement, under a first Leasehold Mortgage (the "Leasehold Mortgage") and to assign this Lease as collateral security for such Leasehold Mortgage, upon the condition that all rights acquired under such Leasehold Mortgage shall be subject and subordinate to each and all of the covenants, conditions and restrictions set forth in this Lease and in the Land Disposition Agreement, and to all rights and interests of Landlord under this Lease, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given so to mortgage Tenant's interest in this Lease, except as expressly provided herein. In no event shall Landlord be obligated in any way to mortgage Landlord's interest in the Demised Premises for any Tenant purpose and Tenant shall have no right to require Landlord to mortgage Landlord's interest in the Demised Premises.
     If Tenant shall so mortgage its leasehold interest in this Lease, and if the Leasehold Mortgagee shall, within thirty (30) days of its execution, send to Landlord a true copy thereof, together with written notice specifying the name and address of the Leasehold Mortgagee and the pertinent recording data with respect to such Leasehold Mortgage, Landlord agrees that so long as such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder thereof to Landlord, the following provisions shall apply:
          (a) There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the Leasehold Mortgagee;

          (b) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the holder of such Leasehold Mortgage. The Leasehold Mortgagee shall thereupon have the same period, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant;

          (c) Anything herein contained notwithstanding but provided that the Land Disposition Agreement shall be and remain in full force and effect and there shall be no defaults existing thereunder and there remain sufficient time under the Land Disposition Agreement to complete the Improvements and to obtain a Certificate of Completion therefor, while such Leasehold Mortgage remains unsatisfied of record, or until written notice of satisfaction is given by the holder thereof to Landlord, if any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of ten (10) days from the date of service of notice of termination upon such Leasehold Mortgagee such Leasehold Mortgagee shall have notified Landlord of its desire to nullify such notice and (i) shall have paid to Landlord all Fixed Annual Rent, Additional Rent and other payments provided for in this Lease, and then in default, (ii) shall agree in a written instrument acceptable to Landlord to assume directly with Landlord the obligations of Tenant under this Lease (including, without limitation, the obligation to complete construction of and obtain a Certificate of Completion for the Improvements in accordance with the provisions of this Lease and the Land Disposition Agreement) and
               (iii) shall have complied or shall commence the work of complying with all of the other requirements of this Lease, if any are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this Lease by reason of such default and any notice of termination theretofore given shall be void and of no effect;

          (d) If the Landlord shall elect to terminate this Lease by reason of any default of Tenant, the Leasehold Mortgagee shall not only have the right to nullify any notice of termination in the manner set forth in and subject to compliance with the provisions of subsection
               (c) above, but shall also have the right to postpone and extend the specified date for the termination of this Lease as fixed by Landlord in its notice of termination, for a period of not more than four (4) months, provided and on the condition (i) that the Land Disposition Agreement shall be and remain in full force and effect and there shall be no defaults existing thereunder, (ii) that the Improvements can reasonably be completed and a Certificate of Completion therefor can be obtained within the remainder of the time period established in the Land Disposition Agreement for such completion and (iii) such Leasehold Mortgagee (1) shall cure or cause to be cured any then existing money defaults and shall pay the Fixed Annual Rent, Additional Rent and other charges as and when due under this Lease (2) shall agree in a written instrument acceptable to Landlord to assume directly with Landlord the obligations of Tenant under this Lease and the obligations respecting the Demised Premises under the Land Disposition Agreement (including, without limitation, the obligation to complete construction of and obtain a Certificate of Completion for the Improvements in accordance with the provisions of the Land Disposition Agreement) and (3) shall comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant's part to be complied with and performed, and provided further that the Leasehold Mortgagee shall forthwith take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Leasehold Mortgage or otherwise and shall prosecute the same to completion with all due diligence. If at the end of said four (4) month period the Leasehold Mortgagee shall not have so acquired or sold Tenant's interest in this Lease, the provisions hereof shall automatically cease and this Lease shall terminate;

          (e) Landlord agrees that the name of the Leasehold Mortgagee may be added to the "Mortgagee Endorsement" of any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceed are to be applied in the manner specified in this Lease and that the Leasehold Mortgage and collateral documents shall so provide;

          (f) Provided that the Land Disposition Agreement shall not have been terminated and shall remain in full force and effect and there are no defaults thereunder and provided, further, that the Improvements can reasonably be completed and a Certificate of Completion therefor can be obtained within the time period established for completion in the Land Disposition Agreement, Landlord agrees that, in the event of termination of this Lease by reason of any default by Tenant other than for nonpayment of Fixed Annual Rent or Additional Rent and other payments herein provided for, Landlord will enter into a new lease of the Demised Premises with the Leasehold Mortgagee, for the remainder of the term, effective as of the date of such termination only if the Land Disposition Agreement permits same, at the Fixed Annual Rent and Additional Rent and upon all of the terms, provisions, covenants and agreements as contained in this Lease (including, without limitation, compliance with the requirements of the Land Disposition Agreement) and subject only to the same conditions of title as this Lease is subject to on the date of the execution hereof, and to the rights, if any, of any parties then in possession of any part of the Demised Premises, provided:

                    (1) Said Leasehold Mortgagee shall make written request upon Landlord for such new lease within five (5) day after the date of such termination and such written request is accompanied by payment to Landlord of all sums then due to Landlord under this Lease;

                    (2)  Said Leasehold Mortgagee shall pay to
                         Landlord at the time of the execution and delivery of said new lease (which date for execution of such new lease shall not be later than twenty (20) days following the date when such Leasehold Mortgagee obtains possession of the leasehold interest in the Demised Premises), any and all sums which would at the time of the execution and delivery thereof, be due pursuant to this Lease but for such termination, and in addition thereto, any expenses, including reasonable attorneys' fees, to which Landlord shall have been subjected by reason of such default;

                    (3) Said Leasehold Mortgagee shall perform and observe, and shall agree directly with Landlord to perform and observe, all of the terms, requirements, covenants, obligations and conditions contained in this Lease on Tenant's part to be performed (including, without limitation, completion of and obtaining a Certificate of Completion for the Improvements in accordance with the provisions of this Lease and the Land Disposition Agreement and the purchase of the Demised Premises pursuant to Section 24 hereof) and shall further remedy any other conditions or matters which Tenant under the terminated lease was obligated to perform under the terms of this Lease;

                    (4) The tenant under such new lease shall have the same right, title and interest in and to the buildings and improvements on the Demised Premises as Tenant had under the terminated lease;

                    (5) If the Leasehold Mortgagee acquires both the Tenant's interest in this Lease and the Landlord's interest in this Lease, this Lease shall remain in full force and effect and the estates of the Landlord and Tenant shall not merge.

               From the date on which the Leasehold Mortgagee shall serve upon Landlord the aforesaid notice of the exercise of its right to a new lease, such Leasehold Mortgagee may use and enjoy the Demised Premises without hindrance by Landlord provided and on the condition that such Leasehold Mortgagee timely and fully complies with the foregoing provisions and requirements of this subparagraph (f) and that there shall not occur any Event of Default under such new lease;

          (g) The proceeds from any insurance policies or arising from a condemnation may be held by Leasehold Mortgagee and in any case shall be distributed pursuant to the provisions of this Lease;

          (h) The Leasehold Mortgagee shall be given notice of any legal proceedings between the parties hereto relating to this Lease or the Demised Premises, and shall have the right to intervene therein and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that the Leasehold Mortgagee shall not elect to intervene or become a party to such proceedings, the Leasehold Mortgagee shall receive notice and a copy of any decision made in said legal proceedings;

          (i) No Leasehold Mortgagee, or any party claiming by, through or under a Leasehold Mortgagee, shall become personally liable for the performance or observance of any covenants or conditions to be performed or observed by Tenant unless and until such Leasehold Mortgagee (or such party claiming by, through or under the Leasehold Mortgagee) shall exercise its rights under subsection
               (c), subsection (d) and/or subsection (f) hereof or otherwise becomes the owner of Tenant's interest hereunder upon the exercise of any remedy provided in any Leasehold Mortgage or enters into a new lease with Landlord pursuant to the foregoing provisions of this
               Section 18. Notwithstanding anything herein to the contrary, upon the occurrence of any of the foregoing, the Leasehold Mortgagee covenants and agrees directly with Landlord to complete the Improvements and obtain a Certificate of Completion in accordance with the requirements of this Lease and the Land Disposition Agreement;

          (j) The term "Mortgage", whenever used herein, shall include supplementary security instruments, such as, without limitation, conditional assignments of leases and rents, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code; and

          (k) The term "Leasehold Mortgagee" shall mean a bank, trust company, insurance company, pension fund or other recognized institutional first mortgage lender.

     19. SURRENDER OF PREMISES. Tenant shall, upon the expiration or sooner termination of this Lease for any reason whatsoever (other than by reason of the purchase of the Demised Premises by Tenant pursuant to Section 24 hereof), surrender to Landlord the Demised Premises and the Building (including the Building Equipment), together with all alterations and replacements thereof then on the Demised Premises, in good order, condition and repair, except for reasonable wear and tear, and shall surrender all keys for the Building to Landlord at the place then fixed for the payment of Fixed Annual Rent. Tenant shall at such time remove all trade equipment, business and trade fixtures, and other trade materials and equipment (the "Tenant's Property"), placed, installed, supplied or made by it in or on the Demised Premises or the Building at Tenant's cost and expense (without any contribution or reimbursement therefor by Landlord), provided that any resultant damage to the Demised Premises or the Building occasioned by such removal shall be repaired promptly by the Tenant by and at the expense of the Tenant. The term "Tenant's Property" shall not include or be deemed to include the Building Equipment. The provisions of this paragraph shall survive the expiration or sooner termination of this Lease. Any of Tenant's Property (or like property of subtenants) which shall remain in, at or upon the Demised Premises or the Building for five (5) days after the expiration or sooner termination of this Lease may, at the option of Landlord, be deemed to be abandoned property, and the same may be retained by Landlord, as its sole property, or disposed of by Landlord at Tenant's expense in such manner as Landlord may see fit, without further notice to or demand upon Tenant, and without accountability or liability therefor. Nothing in this Section shall modify or impair the provisions of
Section 41 hereof.
     20.  CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS.
          (a) This Lease and the term of this Lease are subject to the limitation that if, at any time during the term of this Lease, any one or more of the following events (herein called an "Event of Default") shall occur, that is to say:
          (i) If an Insolvency Proceeding occurs with respect to Tenant and:

               (A) (x) is voluntary on the part of Tenant or (y) if not voluntary on the part of Tenant, is not dismissed, vacated or set aside within sixty (60) days after its occurrence;and

               (B)  is not coincidental with a similar Insolvency
                    Proceeding with respect to Biogen, Inc.; or

         (ii) The modification or rejection of any material obligation of Tenant, Biogen, Inc. or any other Affiliate of Biogen, Inc. under any Transaction Documents or of any material right of Landlord or any Affiliate of Landlord under any Transaction Documents in any voluntary Insolvency Proceeding with respect to Tenant, Biogen, Inc. or any Affiliate of Biogen, Inc. which is a party to a Transaction Document or an involuntary Insolvency Proceeding with respect to Tenant, Biogen, Inc. or any Affiliate of Biogen, Inc. which is a party to a Transaction Document unless such involuntary Insolvency Proceeding is dismissed, set aside or vacated within sixty (60) days after the date of its occurrence.

        (iii) If Tenant shall fail to pay any installment of the Fixed Annual Rent or any Additional Rent, or any part thereof, when the same shall become due and payable and such failure shall continue for ten (10) days after the receipt of notice thereof from Landlord to Tenant; or

         (iv) If Tenant shall fail to maintain insurance in accordance with applicable requirements of this Lease and such failure shall continue for more than twenty
               (20) days after receipt of notice thereof from Landlord; or

          (v) If Tenant shall fail to perform or observe any other requirement of this Lease (not hereinabove in this subparagraph (a) specifically referred to) on the part of Tenant to be performed or observed (other than the payment of a sum of money) and such failure shall continue for thirty (30) days after receipt of notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after receipt of notice thereof and continuously prosecute the curing of the same to completion with due diligence; or

                 (vi)If Tenant shall be liquidated or dissolved, or
                    shall begin proceedings towards its liquidation or dissolution, or shall, in any manner, permit the divestiture of substantially all of its assets, other than through a sale, merger or consolidation to or with one or more entities wherein the surviving entity or transferee of the assets, as the case may be, shall deliver to the Landlord an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Tenant under this Lease. Notwithstanding anything herein contained, the foregoing shall not be deemed to be or constitute a consent to any sale, divestiture or other transfer of this Lease or a waiver of the provisions of Section 17 hereof.

        (vii)  Subject to the rights of assignment granted pursuant to
               Section 33 of the Option Agreement in respect of the Option Agreement, the dissolution of Biogen, Inc. (other than Tenant) or any Affiliate of Biogen, Inc. which is a party of a Transaction Document.

Then, upon the happening of any one or more of the aforementioned Events of Default, Landlord may (x) give to Tenant a notice (hereinafter called "notice of termination") terminating this Lease at the expiration of five (5) days from the date of service of such notice of termination, and at the expiration of such five (5) days, this Lease and the term of this Lease, as well as all of the right, title and interest of the Tenant hereunder, shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such 5-day period were the date originally specified herein for the expiration of the term of this Lease, and Tenant shall then quit and surrender the Demised Premises and the Building (including Building Equipment) to Landlord and/or (y) Landlord or Landlord's agents or servants may, by any suitable action or proceeding at law, immediately or at any time thereafter re-enter the Demised Premises and remove therefrom and from the Building Tenant, its agents, employees, servants, licensees, and any subtenants and other persons, and all or any of its or their property therefrom, and repossess and enjoy the Demised Premises and the Building (including Building Equipment), together with all additions, alterations and improvements thereto; but, in either case, Tenant shall remain liable as hereinafter provided.
          (b) If this Lease shall be terminated as hereinabove provided, all of the right, title, estate and interest of Tenant (i) in and to the Building, the Building Equipment, and Tenant's Property, all changes, additions and alterations therein, and all renewals and replacements thereof, (ii) in and to all rents, income, receipts, revenues, issues and profits issuing from the Demised Premises and the Building, or any part thereof, whether then accrued or to accrue,
(iii) in and to all insurance policies and all insurance monies paid or payable thereunder, and (iv) in the then entire undisbursed balance of any funds in the hands of the Depository, shall automatically pass to, vest in and belong to Landlord, without further action on the part of either party, free of any claim thereto by Tenant.
          (c) If this Lease is terminated or if Landlord shall re-enter the Demised Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of an Event of Default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:
            (i) A sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Annual Rent and Additional Rent which would have been payable by Tenant (conclusively presuming the average Additional Rent under Section 5 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have then elapsed since the date hereof, the partial year immediately preceding such termination or re-entry), for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises, over (ii) the aggregate rental value of the Demised Premises (conclusively presuming the average Additional Rent under Section 5 to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have then elapsed since the date hereof, the partial year immediately preceding such termination or re-entry), discounted at the rate of ten percent (10%) per annum compounded monthly, or

           (ii) A sum equal to any deficiency between the Fixed Annual Rent and Additional Rent which would have been payable by Tenant had this Lease not so terminated and the net amount, if any, of the rents, Additional Rent and other charges collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. Any such reletting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such credits over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to (x) require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated, or had Landlord not re-entered the Demised Premises, or (y) preclude the bringing of additional or subsequent suits. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord lawfully may be entitled by reason of any default hereunder on the part of Tenant.
                    In computing such damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental, may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in anyway whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are relet, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach by Tenant of any of the covenants or provisions hereof beyond the applicable grace period, if any, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

          (d) Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Demised Premises in any action or proceeding, or if Landlord shall enter the Demised Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Demised Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.
          (e) The words "re-enter" and "re-entry" as used herein are not restricted to their technical legal meanings.
          (f) Notwithstanding any of the foregoing provisions of this Section 20, upon the happening of any one or more of the Events of Default, in addition to the rights and remedies set forth in this
Section 20, Landlord may exercise such other rights as are provided for elsewhere in this Lease and/or under applicable law. Nothing in this Section 20 shall modify or impair the provisions of Section 41 hereof.
     21. SELF-HELP. If Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease, then in addition to any and all other rights and remedies under this Lease and under applicable law, Landlord may, but shall not be obligated so to do, after twenty (20) days' notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, and without waiving, or releasing Tenant from, any obligations of Tenant in this Lease contained, make such payment or perform such act which Tenant is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary, and, in exercising any such rights, pay any reasonably necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Landlord and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the annual rate equal to the sum of (i) the Base Rate from time to time announced by The First National Bank of Boston as its Base Rate and (ii) two percent (2%), from the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this Lease expressly provided, shall be payable to the Landlord on demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Fixed Annual Rent. Notwithstanding the foregoing, if said Base Rate shall no longer be used or if The First National Bank of Boston shall cease to exist (whether by merger, dissolution or otherwise) then Landlord shall reasonably select such other comparable rate and/or bank for purposes of the determination of the interest rate.
     22. QUIET ENJOYMENT. Landlord agrees that Tenant, upon paying the Fixed Annual Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, shall and may peaceably hold and enjoy the Demised Premises during the term of this Lease, without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of the Landlord's interest in the Demised Premises, and thereafter this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners and successors in interest of Landlord's interest under this Lease, to the extent of their respective interests, as and when they shall acquire the same, and then only for so long as they shall retain such interest.
     23. PARKING. Tenant represents that it has, by separate documentation, arranged with affiliates of Landlord for all such parking required to satisfy applicable zoning requirements and its operational requirements and Landlord shall have no obligation whatsoever to provide any parking.
     24.  PURCHASE AND SALE.
          (a) Upon and subject to the terms and conditions contained in this Section, and in consideration of the premises and the mutual covenants contained herein, and such other consideration separate and apart from the consideration underlying the Lease, the receipt and sufficiency whereof are hereby acknowledged, the Landlord unconditionally agrees to and shall sell and convey, and the Tenant unconditionally agrees to and shall purchase, the Demised Premises described in Exhibit A hereto (hereinafter sometimes referred to for purposes of this Section as the "Premises").
          (b) (i)   The purchase price payable for the Premises is as
set forth in Exhibit E attached hereto and hereby incorporated herein by reference and shall be payable on the closing by Federal Funds immediately available to the Landlord at The First National Bank of Boston, Boston, Massachusetts or such other bank in the City of Boston as Landlord shall specify by written notice to Tenant.
          (b) (ii) The closing (the "Closing") shall be held at the Middlesex South District Registry of Deeds presently located at 208 Cambridge Street, Cambridge, Massachusetts (or at such other location in which said Registry of Deeds may be located), or at such other place in the City of Boston as the parties may agree, at 10:30 A.M. on that date (the "Closing Date") which is twenty (20) days after the date on which the Authority issues a Certificate of Completion pursuant to applicable provisions of the Land Disposition Agreement or such other date as the parties may mutually agree on in writing . If the Closing Date determined under this Section is not a day on which banks in Boston, Massachusetts are open for the regular conduct of business (a "Business Day"), then the Closing Date shall be postponed to the next succeeding Business Day. Landlord covenants that it will not prior to the Closing Date either transfer to others fee title to the Premises or grant any mortgage or other security interest in the
Premises to others.           (b)  (iii)  It is agreed that time is of
the essence of the agreements contained in this Section 24.
     The provisions of this Section 24 shall expire on the death of the last now living relative or heir, of any degree of consanguinity, of the late President of the United States, John F. Kennedy, but nothing contained in this sentence shall be deemed to postpone, extend or in any way modify the provisions of Section 24
(b)(ii).
          (c) (i) The Premises shall be sold and conveyed subject to the following (collectively, the "Purchase And Sale Permitted Encumbrances" and also sometimes in this Lease called the "Permitted Encumbrances"):
            (1)     applicable Environmental Law, and Legal
                    Requirements and the conditions and provisions of all Permits and "Government Directives" (defined in Section 7 (h) hereof);

            (2) all subleases and other occupancy agreements entered into or arranged by Tenant for space in the Building to be constructed by Tenant on the Premises but nothing herein shall be construed as a waiver or modification of the provisions of
                    Section 17 hereof;

            (3) any state of facts an accurate survey and inspection would disclose;

            (4) possible lack of or revocable nature of the right, if any, to maintain or use any space, facilities or appurtenances outside the lines of the Premises, whether on, over or under the ground;

           (5) Impositions and all installments thereof, whether payable prior to or after the Closing. If at the time of Closing the Premises shall be subject to any liens for unpaid real estate taxes or other Impositions, and/or any interest or penalty thereon, the same shall not be deemed a lien or encumbrance on or objection to title, and Tenant shall take title subject thereto;

            (6)     the terms and conditions of the Land Disposition
                    Agreement;

            (7) Agreement For Creation Of Certain Easements (and all easements, rights, grants and other agreements executed and/or granted pursuant thereto);

            (8) notices of violation of any Environmental Laws and/or Legal Requirements issued by any Federal, State or municipal Governmental Body or Bodies having jurisdiction, against or affecting the Premises, the Improvements and/or the Building Equipment (including, without limitation, notices of violations of, or the failure to comply with, the requirements of all "Governmental Directives" (defined in Section 7 (h) hereof) issued by applicable Governmental Bodies);

            (9) any lien or encumbrance placed on the Premises (i) by or with the written consent of the Tenant, (ii) arising out of the use, occupancy, construction or maintaining by Tenant or any Person claiming by, through or under Tenant of the Premises, the Improvements and/or the Building Equipment (but nothing herein shall be deemed to modify Section 17 hereof), (iii) arising out of any breach or default of the Tenant or (iv) resulting from any cause not created by the act or omission of the Landlord;

           (10) the condition of the Premises, it being covenanted and agreed by Tenant that the provisions of
                    Section 7 (h) shall apply respecting the presence of Hazardous Materials, the Release or Threat of Release of Hazardous Materials and other matters, all as more fully set forth in said Section 7 (h); that Tenant has executed and delivered the Hazardous Materials Indemnity or has executed and delivered a Joinder with respect thereto; and that Biogen,Inc., has executed and delivered the Hazardous Materials Indemnity and the Biogen Guaranty;

           (11)     the terms and conditions of the Authority Deed;

           (12) those matters set forth in the Lessee's Policy of Title Insurance obtained by Tenant incident to the consummation of this Lease and those matters set forth in the Owner's Policy of Title Insurance, if any, issued to Landlord incident to its acquisition of title to the Premises;

           (13) the right of first offer and first refusal reserved in the Deed of the Premises between Landlord and Tenant, which Deed shall be in the form of Exhibit F attached hereto and which Deed shall be executed and acknowledged by Tenant and recorded with the aforesaid Registry of Deeds;

           (14) that certain "Cambridge Center North Garage Parking Lease" dated as of October 6, 1993, between the Trustees of Cambridge Center North Trust, as landlord, and Biogen Realty Limited Partnership, as tenant (a notice of which is to be recorded with the Middlesex South District Registry of Deeds) and any "Parcel 3 Parking Agreements" (defined in the Option Agreement) including, without limitation, in both cases the rights and obligations set forth therein and any future leases which may be executed pursuant thereto;

           (15) the provisions of the Kendall Square Urban Renewal Plan (as amended) and as it may hereafter be amended;

           (16)     the provisions of the Private Design Restrictions;

           (17) any other lien or encumbrance on the Premises which is of record on the date hereof, including, without limitation, the terms and provisions of this Lease (including a Notice of this Lease in the form of Exhibit G attached hereto) and the Master Easement Agreement (and all easements, rights, grants and other agreements executed and/or granted pursuant thereto);

           (18)     the provisions of Section 24 (c)(ii) hereof;

           (19)     The Zoning And Development Restrictions;

           (20) the obligations, terms, provisions and conditions of the Exclusive Easement And Option Agreement and the provisions of
                    Section 24 (e)(ii) hereof; and

           (21) the obligations, terms, provisions and conditions of the Tieback Easement Agreements and the provisions of Section 24 (e)(iii) hereof.

           (22) such documents, instruments and other matters as are contemplated by the Transaction Documents.

          (c) (ii) Exhibit E provides the mechanism for determining the purchase price to be paid by Tenant to Landlord for the Premises on the Closing Date. In the event that at any time or from time to time during the "Additional Improvements Period" (hereinafter defined), Tenant (or any successor(s) or assigns(s) of Tenant as the then owner of the Premises) shall construct, cause to be constructed or shall permit any tenant or occupant of the Premises and/or the then existing Improvements to construct any "Additional Improvements" (hereinafter defined), then on the "Payment Date" (hereinafter defined), Tenant (or such successor or assign, as the case may be) shall pay to Landlord the "Additional Improvements Amount" (hereinafter defined) which shall be in addition to the purchase price paid by Tenant to Landlord for the sale by Landlord and the purchase by Tenant of the Premises. The provisions hereof (i) are an integral part of the transaction evidenced by this Lease without which Landlord would not have executed and delivered this Lease, (ii) shall be deemed to be a covenant running with the Premises and shall be binding upon Tenant (any assignee of Tenant pursuant to Section 17 hereof) and the successors and assigns of Tenant and any such assignee, (iii) shall be included in the deed conveying the Premises from Landlord pursuant to this Section 24, (iii) shall survive the expiration or any termination of this Lease and the Closing and the delivery and recording of the deed given by Landlord pursuant to this Section 24 and (iv) shall be a Permitted Encumbrance as set forth in Section 24 (c)(i) hereof.
                    The "Additional Improvements Period" shall be the
period (x) commencing on the later of (i) the date of issuance of the Certificate of Completion by the Redevelopment Authority for the Improvements and (ii) the Closing Date hereinbefore referred to in this Section 24 and (y) ending on August 31, 2010. The term "Additional Improvements" shall mean any additions, alterations or other improvements from time to time constructed in, on or to the Premises (or any portion thereof) and/or the Improvements (including, but not limited to, any free standing additional building or buildings, any additions to existing Improvements or other enlargements) which increase the gross floor area of the Building constructed on the Premises by Tenant as measured in accordance with the provisions of the Cambridge Zoning Ordinance from time to time in effect and applicable to the Premises. The "Additional Improvements Amount" shall be the product of (i) the gross floor area of the Additional Improvements as measured in accordance with the provisions of the Cambridge Zoning Ordinance from time to time in effect and applicable to the Premises and (ii) an amount per square foot equal to the "Base Square Foot Price" (hereinafter defined). The "Base Square Foot Price" shall be $3.00 increased by the increase, if any, in the "Price Index" (hereinafter defined) between January 1, 1994 and the Payment Date. The "Price Index" shall be the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items - Series A (1982-1984 = 100), for Boston if available, and if not U.S. City Average, first published in revised form in 1978 by the Bureau of Labor Statistics, U.S. Department of Labor; provided that if such index is no longer published at the time of the purchase of the Demised Premises by Tenant a comparable Price Index reflecting changes in the cost of living determined in a similar manner shall be chosen by agreement of the parties acting reasonably and promptly. The "Payment Date" shall be the date on which the City of Cambridge shall issue a building permit for the then subject Additional Improvements but if a building permit shall not be required for the then subject Additional Improvements the Payment Date shall be the date the then subject Additional Improvements are commenced; provided, however, that if pursuant to the Land Disposition Agreement or Authority Deed payment cannot be made respecting the subject Additional Improvements until completion thereof and the issuance of a Certificate of Completion by the Redevelopment Authority, then the Payment Date shall be the date such Additional Improvements are completed and a Certificate of Completion is issued therefor (if required) by the Redevelopment Authority.
          (d) In the event of (i) a taking of the Premises, or any part thereof, by the exercise of a right of condemnation or eminent domain, or (ii) damage to the Building located on the Premises by fire or other casualty, between the date hereof and the Closing, then, regardless of the extent of such taking, damage or destruction, the agreements contained in this Section 24 shall remain unaffected thereby and the parties shall close the transaction as herein provided notwithstanding such occurrence, without any diminution or abatement of the purchase price; except, however, that in the event of the termination of this Lease as provided in Section 16 (a), the proceeds of any condemnation award received by Landlord shall be credited against the purchase price payable by Tenant.
               Landlord agrees that, prior to the Closing or the cancellation of the agreements contained herein pursuant to Section 16
(a), it will not adjust, compromise or otherwise settle any proceeding, or accept the awards made in any proceeding pursuant to which the Premises may be condemned or taken by eminent domain, nor will it adjust, compromise or otherwise settle any claims which Landlord might have under insurance policies in which it is named as an insured, in each case without the prior written consent of the Tenant.
          (e) (i)   The following deliveries shall be made at the
Closing:
            (1)     Landlord shall execute, acknowledge and deliver a
                    quitclaim deed to the Premises in recordable form, so as to convey to Tenant good and clear record and marketable fee simple title to the Premises, free and clear of all liens and encumbrances, except for, and subject to, the Permitted
                    Encumbrances.

            (2) Tenant shall pay all transfer taxes and stamp costs, all recording costs by reason of the delivery or recording of the deed and all other federal, state, county or municipal taxes, excises, impositions or levies applicable to or imposed on transfer of real property, the conveyance of the Premises or the delivery or recording of the deed (whether now or hereafter in effect) and whether assessed to sellers or buyers of real property (excluding any income taxes of Landlord) it being the intent of the parties that the purchase price be net to Landlord.

            (3) Landlord shall execute, acknowledge and deliver to Tenant an assignment of all insurance proceeds and condemnation awards$or claims or rights thereto, if any there be, then payable to the Landlord, all without representation or warranty by or recourse against Landlord.

            (4) The Tenant shall deliver the purchase price described in subsection (b)(i) above in the manner specified therein.

            (5) The parties shall execute and deliver to each other such other instruments and documents, and shall pay or cause to be paid such sums of money, to which either may be entitled pursuant to any of the other provisions of this Section or which may be required reasonably in connection with the Closing and consistent with the provisions of this Section. Each such instrument and document to be delivered at the Closing shall be consistent with the applicable provisions of this Section, shall be in the form or contain the information or provisions provided for in this Section, and shall otherwise be reasonably satisfactory in form and substance to the parties.

            (6) Landlord shall cause its counsel, to deliver an opinion in form and substance reasonably satisfactory to Tenant relating to the due execution of the Deed and other instruments executed by Landlord at the Closing;

            (7) Tenant shall cause its counsel, Mintz, Levin, Cohn, Ferris, Glovsky And Popeo, P.C., to deliver an opinion in form and substance reasonably satisfactory to Landlord relating to the due execution of the Deed and other Closing instruments executed by Tenant at the Closing; and

            (8) To the extent same are in Landlord's possession, Landlord shall deliver to Tenant all instruments and documents collateral thereto, and all licenses, permits, authorizations and approvals of any Governmental authorities relating to the Premises.

          (e) (ii) Pursuant to the provisions of Section 2 (c)(xiii) of this Lease, the Premises were leased by Landlord to Tenant subject to and together with benefit of the Tract VI Exclusive Easement And Option Agreement and Tenant agreed to and provided to Landlord "Tenant's Assumption And Indemnity Respecting Exclusive Easement/Option Agreement" (as set forth in said Section 2 (c)(xiii). As one of the Permitted Encumbrances, the Premises shall be conveyed subject to and together with the benefit of the obligations, terms, provisions and conditions of the Tract VI Exclusive Easement And Option Agreement. Concurrently with the execution and delivery of the Deed of the Premises, (a) Landlord shall assign its interest in the Tract VI Exclusive Easement And Option Agreement to Tenant and (b) in addition to Tenant's Assumption And Indemnity Respecting Exclusive Easement/Option Agreement, Tenant shall confirm directly with Landlord and Affiliates of Landlord (including, without limitation, Mortimer B. Zuckerman, Edward H. Linde, Boston Properties, Inc. and other Zuckerman/Linde Affiliates) Tenant's Assumption And Indemnity Respecting Exclusive Easement/Option Agreement, it being covenanted and agreed that the obligations of Tenant thereunder commenced on the date of execution of this Lease, shall continue in full force and effect and uninterrupted notwithstanding the conveyance of the Premises by Landlord and shall survive the delivery of the deed of the Premises by Landlord and the expiration or any termination of this Lease. "Tract VI" (defined in the Tract VI Exclusive Easement And Option Agreement") shall be subject to and shall comply with the Private Design Restrictions and Zoning Restrictions And Limitations whether or not said Tract VI shall be purchased pursuant to Paragraph D of the Tract VI Exclusive Easement And Option Agreement. In addition, concurrently with said purchase of Tract VI, the Tenant, as purchaser, shall execute a Joinder to the Hazardous Materials Indemnity but the provisions of this sentence shall not limit, restrict or otherwise modify the foregoing provisions or Section 2
(c)(xiii), Section 2 (c)(xiv) or Section 7 (h)(ii) of this Lease.
                    Further, in the event that at any time or from time to time during the "Tract VI Improvement Period" (hereinafter defined), Tenant (or any successor(s) or assign(s) of Tenant) shall acquire title to Tract VI and shall construct, cause to be constructed or shall permit any tenant or occupant to construct any "Tract VI Improvements" (hereinafter defined), then upon the "Tract VI Payment Date" (hereinafter defined), Tenant (or such successor or assign, as the case may be) shall pay to Landlord the "Tract VI Improvements Amount" (hereinafter defined) which shall be in addition to the purchase price paid by Tenant to Landlord for the Premises and the "Additional Improvements Amount" (referred to in Section 24 (c)(ii)) and shall be additional consideration. The provisions hereof (i) are an integral part of the transaction evidenced by this Lease without which Landlord would not have executed and delivered this Lease, (ii) shall be deemed to be a covenant running with Tract VI and shall be binding upon Tenant (and any assignee of Tenant) and the successors and assigns of Tenant and any such assignee, (iii) shall survive the expiration or any termination of this Lease, the Closing under this
Section 24, the delivery and recording of the deed of the Premises pursuant to this Section 24, the assignment of the Tract VI Exclusive Easement and Option Agreement and the acquisition of title to Tract VI and (iv) shall be a Permitted Encumbrance as set forth in Section 24
(c)(i) hereof.
                    The Tract VI Improvement Period shall be the period commencing on the date of acquisition of title to Tract VI from the Redevelopment Authority by Tenant (any assignee of Tenant or any successor or assign of Tenant) and ending on August 31, 2010. The term "Tract VI Improvements" shall mean any buildings or other improvements from time to time constructed on Tract VI (including, without limitation, any free standing buildings or improvements constructed on Tract VI and any additions, alterations and other improvements to the improvements constructed on the Premises which additions, alterations and other improvements are located on Tract
VI). The "Tract VI Improvements Amount" shall be the product of (i) the gross floor area of the Tract VI Improvements as measured in accordance with the provisions of the Cambridge Zoning Ordinance from time to time in effect and applicable to Tract VI and (ii) an amount per square foot equal to the "Base Square Foot Price" (hereinafter defined). The "Base Square Foot Price" shall be $3.00 increased by the increase, if any, in the "Price Index" (hereinafter defined) between January 1, 1994 and the Tract VI Payment Date. The "Price Index" shall be the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items - Series A (1982-1984 =100), for Boston if available, and if not U.S. City Average, first published in revised form in 1978 by the Bureau of Labor Statistics, U.S. Department of Labor; provided that if such Index is no longer published at the time of the purchase of the Demised Premises by Tenant a comparable Price Index reflecting changes in the cost of living determined in a similar manner shall be chosen by agreement of the parties acting reasonably and promptly. The "Tract VI Payment Date" shall be the date on which the City of Cambridge shall issue a building permit for the then subject Tract VI Improvements but if a building permit shall not be required for the then subject Tract VI Improvements the Tract VI Payment Date shall be the date the then subject Tract VI Improvements are commenced; provided, however that if pursuant to any supplemental land disposition agreement or other document between the Redevelopment Authority and the owner of Tract VI payment cannot be made respecting the subject Tract VI Improvements until completion thereof and the issuance of a certificate of completion by the Redevelopment Authority, then the Tract VI Payment Date shall be the date said Tract VI Improvements are completed and a certificate of completion is issued therefor (if required) by the Redevelopment Authority.
                    The provisions of this subsection (e)(ii) and of subsection (e)(iii) shall be set forth either in the Deed to the Premises (in which case Tenant shall join in said Deed) or in a separate written instrument in recordable form executed, sealed, acknowledged and delivered by and between Landlord and Tenant which Landlord shall have the right to record.
          (e) (iii) As one of the Permitted Encumbrances, the Premises shall be conveyed subject to and together with the benefit of the obligations, terms, provisions and conditions of the Tieback Easement Agreements. In addition to the "Tenant's Assumption And Indemnity Respecting Tieback Easement Agreements" (as referred to in
Section 2 (c)(xiv) hereof), Tenant, concurrently with the execution and delivery of the Deed of the Premises, shall confirm directly with Landlord and Affiliates of Landlord (including, without limitation, Mortimer B. Zuckerman, Edward H. Linde, Boston Properties, Inc., and other Zuckerman/Linde Affiliates) Tenant's Assumption And Indemnity Respecting Tieback Easement Agreements, it being covenanted and agreed that the obligations of Tenant thereunder commenced on the date of execution of this Lease, shall continue in full force and effect and uninterrupted notwithstanding the conveyance of the Premises by Landlord and shall survive the delivery of the Deed of the Premises by Landlord and the expiration or any termination of this Lease.
          (f)  Tenant represents and warrants to the Landlord that:
(i) it has examined, inspected and investigated, to its full satisfaction, the physical nature and condition of the Premises including, without limitation, the matters set forth in or which are the subject matter of Sections 7 (h)(i) and (7) (h)(ii), it being covenanted and agreed by Tenant that the provisions of Sections 7 (h)
(i) and 7 (h)(ii) shall apply respecting Hazardous Materials, the Release and/or Threats of Release of Hazardous Materials and the other matters, all as more fully set forth in said Sections 7 (h)(i) and 7
(h)(ii); that Tenant has executed and delivered the Hazardous Materials Indemnity or has executed and delivered a Joinder with respect thereto; and that Biogen has executed and delivered the Hazardous Materials Indemnity and the Biogen Guaranty; (ii) neither Landlord nor any agent, officer, director, employee, partner, representative of Landlord, or Affiliates of Landlord (including without limitation, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde and other Zuckerman/Linde Affiliates) has made any representation or warranty whatsoever regarding the Premises, the Improvements or any part of the Premises or Improvements, or regarding anything relating to the subject matter of the agreements contained in this Section including, without limiting the generality of the foregoing, (x) representations as to the present or future physical nature, condition or suitability of the Premises, operation, size or zoning of the Premises or the Improvements, operating expenses, Impositions or carrying charges affecting the Premises or the Improvements; (y) any of the matters set forth in Sections 7 (h)(i) and 7 (h)(ii) hereof; and (z) any of the matters set forth in this subsection (f); and (iii) it will take ownership to the Premises in its "as is" condition on the Closing Date. The provisions hereof shall survive any termination of this Lease, the conveyance of Premises and the recordation of the deed.
          (g) As of the Closing Date, Landlord shall be the owner of good and clear record and marketable fee simple title to the Premises, subject only to those matters defined as Permitted Encumbrances in subsection (c)(i) hereof. If, notwithstanding the foregoing, the title to the Premises is not as aforesaid or if the Premises become additionally encumbered, in either case by an affirmative act or wrongful failure to act of Landlord, Landlord shall exercise all reasonable diligence to remove any such title defects or additional encumbrances, failing which Tenant shall have the right, but not the obligation, to remove any defects or such additional encumbrances and if (but only if) such defects or encumbrances are the result of Landlord's affirmative acts or wrongful failure to act to offset against the purchase price all reasonable and necessary costs and expenses incurred thereby. Concurrently with the execution and delivery of this Lease, Tenant has obtained a commitment (and shall deliver to Landlord a copy) respecting its purchase of the Premises under this Section 24 from a recognized title insurance company (including, without limitation, any of Lawyers Title Insurance Corporation, Commonwealth Title Insurance Company, Chicago Title Insurance Company, Ticor Title Insurance Company or other title insurer selected by Tenant and first approved by Landlord (which approval shall not be unreasonably withheld or delayed) and herein called the "Title Insurer") and Tenant hereby approves said commitment and all matters set forth therein.
               If, as of the Closing Date, title to the Premises shall not be as provided in this Section, Tenant shall have the option to either (a) cancel its agreement to purchase the Premises contained in this Section, in which event the agreements contained in this Section 24 shall wholly cease and terminate, and neither party shall have any further claim against or liability to the other by reason of the agreements contained in this Section, or (b) consummate the Closing without any reduction of the purchase price or allowance against the same except as otherwise provided in the preceding paragraph hereof, and without any other liability on the part of the Landlord on account of the agreements contained in this Section except with respect to such provisions of this Section which may survive the Closing or (c) adjourn the Closing as provided immediately below. If, at the Closing, Landlord shall be unable to convey fee title to the Premises in accordance with the provisions of this Section, either party may, by written notice given to the other at or prior to the Closing, elect to adjourn the Closing for a reasonable period to deal with such inability, but in no event shall the last such adjournment extend the Closing Date for a period in excess of one hundred eighty (180) days from the original Closing Date. If Landlord shall fail to perform its obligation under this Section, then due to the uniqueness of the Premises and the fact that Tenant shall have constructed the Building thereon, Tenant shall have all rights and remedies available at law and in equity as a result of any such breach, including, without limitation, the right to specific performance of Landlord's obligation hereunder.
          (h) If, on the Closing Date, the Tenant shall wrongfully fail to perform its obligation to purchase the Premises as herein provided and such failure shall continue for ten (10) days after written notice from Landlord to Tenant, the Landlord shall have the right:--
            (i) without limitation of the right of Landlord to damages (excluding consequential and indirect damages but not direct damages), to demand and receive specific performance by the Tenant of the Tenant's obligations to purchase the Premises, or

           (ii) to terminate the Tenant's obligation to purchase the Premises by suitable notice to the Tenant, whereupon the position of the parties under this Lease shall revert to the status quo ante just as if the provisions of this Section 24 had never been included in this Lease, or

          (iii) to terminate this Lease, and to seek and obtain damages from Tenant resulting from such failure, or

           (iv) to resort to any and all remedies available to Landlord at law or in equity.

With the exception of item (i) above, the provisions of this
Section 24 (h) are subject to the provisions of Section 41 hereof.
          (i)(1) As of the date hereof, Landlord represents and warrants to Tenant as follows:
                    (a)  Landlord has no actual knowledge of any
                    pending action against Landlord before any court or administrative agency of which Tenant or Tenant's Affiliates do not have knowledge, the unfavorable resolution of which would have a material adverse effect against Landlord or would adversely affect Landlord's ability to enter into and consummate the agreements contained in this
                    Section 24; and

                    (b)  Landlord has all requisite power and
                    authority to make the agreements contained in this Section and to consummate the transactions contemplated hereby.

          (i)(2) As of the date hereof, Tenant represents and warrants to Landlord as follows:
                    (a) Tenant has full right, power and authority, corporate or otherwise, to enter into the agreements contained in this Section, perform its obligations hereunder and consummate its purchase of the fee simple title to the Premises, and all action requisite thereto, corporate or otherwise, has been duly and validly taken;

                    (b) Tenant has no actual knowledge of any pending action against Tenant before any court or administrative agency, the unfavorable resolution of which would have a material adverse effect against Tenant or which would adversely affect Tenant's ability to enter into and consummate the agreements contained in this Section 24; and

                    (c) the agreements contained in this Section, the performance of Tenant's obligations hereunder and its acquisition of fee simple title to the Premises, as contemplated hereby, does not and shall not breach or violate any agreement, document, instrument, decree or order to which the Tenant is a party or by which the Tenant or any property or assets of the Tenant is or may be bound.

          (i)(3) As a condition precedent to the respective agreements and obligations of Landlord and Tenant contained in this
Section 24, the representations and warranties contained in this subsection (i) shall be true and correct at and as of the Closing Date, as though the same were made at and as of the Closing Date, and on the Closing Date, each of Landlord and Tenant shall have delivered to the other a certificate to such effect, the representations and warranties contained in which shall survive the Closing and the execution and delivery of the Deed to the Premises.
          (j) This Section, and Tenant's rights hereunder, shall not be assigned and any purported assignment shall be null and void and of no force or effect, except that Tenant may assign the entirety of this Lease in the manner, on the terms and conditions and as provided in
Section 17 hereof.
          (k) It is understood and agreed that all understandings and agreements heretofore had between the parties hereto with respect to the subject matter of this Section are merged herewith, and this Section alone fully and completely expresses their agreement.
          (l) The delivery and acceptance of the Deed conveying fee title to the Premises shall be deemed to be an acknowledgement, for all purposes, of the full performance and discharge of every representation, warranty, agreement and obligation on the part of each of the parties to be performed pursuant to the provisions of this Section, except those which are herein specifically stated to survive the Closing and the delivery of the Deed.
          (m) The Landlord and Tenant each covenant and agree that those obligations under this Section and each document and instrument delivered at the Closing which survive the delivery of the Deed, shall be independent of their obligations under this Lease, and no default on the part of either party in respect of such surviving obligations shall be deemed to be a default on the part of that party under its obligations under this Lease except as to any obligations which are contained in both this Section and in any other Section of this Lease and with respect to which a party is in default under the terms of this Lease. Nothing in this subsection shall waive any rights or remedies to which a party may be entitled under this Section or by law on account of a default in any of the obligations to be performed by the other party hereto. If this Lease is terminated for any reason other than the occurrence of an Event of Default specified in Section 20 hereof, the provisions of this Section 24 shall survive and continue to be in full force and effect. However, if this Lease is terminated on account of an Event of Default specified in Section 20 hereof, the provisions contained in this Section 24 shall not survive the termination of this Lease.
          (n) The Tenant acknowledges that neither the Landlord nor any successors of Landlord nor any of the partners (general or limited) of Landlord or successor of Landlord, nor any officers, directors, employees, agents, trustees, beneficiaries or Affiliates of Landlord (including, without limitation, Mortimer B. Zuckerman, Edward
H. Linde and Boston Properties, Inc.) shall be held to any personal liability hereunder, nor shall resort be had to their private property for the satisfaction of any claim hereunder or in connection with the affairs or obligations of Landlord or any successors of Landlord, but the Premises only shall be liable and Tenant agrees to look solely to the Premises in satisfaction of any liability under this Section of the Landlord or any successors of Landlord. Nothing in this subsection shall limit the guarantee obligations of Mortimer B. Zuckerman and Edward H. Linde specifically set forth in the Zuckerman/Linde Guaranty.
          (o) The unenforceability or invalidity of any one or more provisions hereof shall not affect the validity or enforceability of any of the other provisions hereof.
          (p) This Section shall be governed by, and construed and enforced in accordance with the law of, The Commonwealth of Massachusetts, as the same may from time to time exist.
          (q) This Lease shall terminate upon and as of the date of the acquisition by Tenant of title to the Premises pursuant to this
Section 24; provided, however, that there shall survive such termination those provisions and obligations set forth in this Lease which, according to the terms thereof, specifically survive termination of this Lease.
     25.  EXCAVATION OF ADJOINING PROPERTY; ENCROACHMENTS; EASEMENTS.
          (a) If any excavation or other building operation shall be about to be made or shall be made on any adjoining premises or streets, Tenant shall permit the owner or lessee of such adjoining premises and their respective representatives, to enter the Demised Premises and to shore the foundations and walls of the Building thereon, and to do any other act or thing reasonably necessary for the safety or preservation of the Demised Premises and the Building. Landlord shall use reasonable efforts to cause such owner or lessee performing such work to use reasonable efforts to minimize disruption to Tenant's use of the Demised Premises but Landlord shall not be held liable for any inconvenience, annoyance, disturbance, loss of business or other damage arising therefrom, and Tenant's obligations hereunder shall not thereby be affected. Nothing contained in this Section 25
(a)(i) shall be construed as a waiver of any rights of Tenant against persons other than Landlord.
          (b) If any excavation or other building operation shall be about to be made or shall be made on any adjoining premises or streets, Landlord shall permit or shall cause the applicable Affiliate of Landlord (as the case may be) to permit the Tenant and its respective representatives to enter the premises of Landlord or the premises of Landlord's Affiliate (as the case may be) and to shore the foundations and walls of any building thereon, and to do any other act or thing reasonably necessary for the safety or preservation of the premises of Landlord and the building thereon. Tenant shall use reasonable efforts to minimize disruption to Landlord's or the Affiliate of Landlord's use of its premises and the use of Landlord's or such Affiliate of Landlord's (as the case may be) tenants and occupants but Tenant shall not be held liable for any inconvenience, annoyance, disturbance, loss of business or other damages arising therefrom, and Landlord's obligations hereunder shall not thereby be affected. Nothing contained in this Section 25 (b) shall be construed as a waiver of any rights of Landlord or Landlord's Affiliates against persons other than Tenant.
          (c) Tenant agrees that the Landlord or the parties to the Master Easement Agreement and the Agreement For Creation Of Certain Easements shall have, throughout the term of this Lease, the rights and easements as set forth in the Master Easement Agreement and the Agreement for creation Of Certain Easements (as the case may be) respecting the Demised Premises including, without limitation, the right to grant the easements, grants, rights and other agreements as therein set forth.
In the exercise of the rights hereunder, any entry onto the Demised Premises, and construction undertaken incident to the exercise of the rights and easements reserved hereunder, shall be performed in a manner so as not to interfere unreasonably with Tenant's use and enjoyment of the Demised Premises or the Building, and the party performing such work shall, at its expense, restore any damages to the Demised Premises or the Building caused by or resulting from the exercise by Landlord of the rights and easements reserved by this Section.
     26. SIGNS. Tenant may, during the term of this Lease, upon obtaining any and all necessary permits from governmental authorities (including, without limitation, the Authority) erect and maintain, at Tenant's sole cost and expense, signs of such dimensions and materials as it may deem reasonably appropriate in or about the Demised Premises. Tenant shall have the further right to designate the name of the Building as the "Biogen, Inc., Building" or such other name as it chooses in its discretion; provided, however, that the Building address shall be numbered in Cambridge Center in the manner consistent with the numbering system in use at Parcel 2 of the Development Area.
     27.  TENANT'S PAYMENTS.
          (a) Each and every payment and expenditure, other than Fixed Annual Rent and other than costs for original construction, alterations, repairs and replacement which are required to be paid by Tenant under this Lease, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Fixed Annual Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense.
          (b) No payment by Tenant, nor acceptance by Landlord, of a lesser sum than the Fixed Annual Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such cheek or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Demised Premises. No payment by Tenant shall be deemed to be a waiver by Tenant of its right to contest either the amount thereof or Tenant's liability therefor, but nothing herein contained shall be construed or interpreted as limiting Tenant's obligations herein elsewhere contained to pay the Fixed Annual Rent and Additional Rent without abatement, set-off or deduction.
     28. CUMULATIVE REMEDIES. The specific remedies to which either party hereto may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party lawfully may be entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, either party shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek a decree compelling specific performance of any such covenants, conditions or provisions. The provisions of this Section 28 are subject to the provisions of Section 43 hereof.
     29. INVALIDITY OF PARTICULAR PROVISIONS. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.
     30. WAIVER. Failure on the part of either party to complain of any action or non-action on the part of the other party, no matter how long the same may continue, shall never be deemed to be a waiver by either party of any of its rights hereunder. The acceptance by Landlord of Fixed Annual Rent, Additional Rent or any other charges paid by Tenant hereunder shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default. No waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereunder, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.
     31. STATUS REPORTS. At any time and from time to time, either party, on at least ten (10) days' prior written request given to the other party, will deliver to the party making such request a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the Fixed Annual Rent, Additional Rent and other charges as are reserved herein have been paid and stating whether or not, to the best knowledge of the party executing such certificate, the party requesting such statement is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the executing party may have knowledge.
     32. BANKRUPTCY OR INSOLVENCY. (a) In the event that the Tenant shall become a Debtor under the United States Bankruptcy Code, 11 U.S.C. SS101-1330 (the "Bankruptcy Code"), and the Trustee or the Tenant as Debtor-In-Possession under the Bankruptcy Code ("Debtor-In-Possession") shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all the terms and conditions of this Section are satisfied.

          (b) No election by the Trustee or Tenant as a Debtor-In-Possession to assume this Lease, whether under Chapter 7 or 11 of the Bankruptcy Code, shall be effective unless each of the following conditions, which the Landlord and the Tenant acknowledge and agree are commercially reasonably in the context of a bankruptcy case of the Tenant, have been satisfied:
               (1) The Trustee or the Debtor-In-Possession has cured all monetary and non-monetary defaults (except for such defaults of the kind specified in 11 U.S.C. S365 (B)(2), or has provided the Landlord adequate assurance (as hereinafter defined) that:

                    (A) Within the later of ten (10) days from the date of such assumption and the remaining number of days in any applicable grace period, all such monetary defaults under this Lease will be cured; and

                    (B) Within the later of thirty (30) days from the date of such assumption and the remaining number of days in any applicable grace period, all such non-monetary defaults under this lease will be cured.

               (2)  The Trustee or Debtor-In-Possession has
                    compensated, or has provided to the Landlord adequate assurance (as hereinafter defined) that within ten (10) days from the date of assumption the Landlord will be compensated for any pecuniary loss incurred by the Landlord arising from such defaults of the Tenant, the Trustee, or Debtor-In-Possession.

               (3) The Trustee or the Debtor-In-Possession has provided the Landlord with adequate assurance (as hereinafter defined) of the future performance of each of the Tenant's, the Trustee's and/or Debtor-In-Possession's obligations under this Lease; provided, further, that the obligations imposed upon the Trustee or Debtor-In-Possession under this Lease shall continue with respect to the Tenant or any assignee of this Lease after the completion of the bankruptcy proceedings, subject to any further or increased obligations which thereafter are imposed by any provisions of this Lease.

               (4) The assumption of this Lease will not breach any provision of the Land Disposition Agreement.

               (5) The assumption has been ratified and approved by order of such court or courts as have jurisdiction under the Bankruptcy Code.

               For the purposes of this paragraph (b), the Landlord and the Tenant acknowledge that in the contest of a bankruptcy case involving the Tenant, "adequate assurance" shall mean at a minimum:
               (i) The Trustee or Debtor-In-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure the Landlord that the Tenant, Trustee or Debtor-In-Possession will have sufficient funds to fulfill the obligations of the Tenant under this Lease, including without limitation, maintenance of the Demised Premises and the Building and the Building Equipment; completion of all required improvements (including the Building) in accordance with the Land Disposition Agreement and this Lease; compliance with all other applicable provisions of the Land Disposition Agreement (except for such defaults of the kind specified in 11 U.S.C S365
                    (b)(2); and the purchase of the Demised Premises after completion of the Building, as provided in this Lease; and

              (ii) The Bankruptcy Court or such court as is exercising jurisdiction over the bankruptcy proceeding shall have entered an order segregating sufficient cash payable to the landlord and/or the Trustee or Debtor-In-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of the Tenant, the Trustee or Debtor-In-Possession, reasonably acceptable as to value and kind to the Landlord, to secure to the Landlord the obligation of the Trustee or Debtor-In-Possession to cure any monetary and/or nonmonetary defaults under this Lease within the time periods set forth in paragraph (b(1) above.

          (c) If the Trustee or Debtor-In-Possession has assumed this Lease pursuant to the terms and provisions of paragraphs (a) and (b) hereof, for the purpose of assigning (or elects to assign) the Tenant's interest under this Lease, or the estate created thereby, to any other person or entity, such interest or estate may be so assigned only if the intended assignee has provided adequate assurance reasonably satisfactory to Landlord of the future performance (as defined in this paragraph (c)) of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.
               For the purposes of this paragraph (c), the Landlord and the Tenant acknowledge that, "adequate assurance of future performance" shall mean at a minimum that each of the following conditions have been satisfied, and the Landlord has so acknowledged in writing:
               (1) The assignee has submitted a current financial statement audited by a certified public accountant and which shows a net worth and working capital in amounts reasonably determined to be sufficient by the Landlord to assure the future performance by such assignee of the Tenant's obligations under this Lease;

               (2) The assignee has submitted in writing evidence, reasonably satisfactory to the Landlord, of substantial experience in construction and operating projects of comparable scope and size to the Demised Premises and the Building;

               (3) The Landlord has obtained all consents and waivers from any third-party required under any lease, mortgage,financing arrangement or other agreement (including, without limitation, the Land Disposition Agreement) by which the Landlord is bound to permit the Landlord to consent to such assignment;

               (4) All additional information required to be supplied under Section 17 hereof has been provided to Landlord and all other provisions, conditions and requirements set forth in said Section 17 for an assignment of the Tenant's interest in this Lease or the estate created by this Lease have been complied with; and

               (5) The assignee has deposited with the Landlord a security deposit in an amount equal to one year's Fixed Annual rent, one year's Additional Rent and such other charges as Landlord reasonably estimates will be payable under this Lease during the one-year period following such assignment.

               If this Lease is assumed in a bankruptcy case involving the Tenant and thereafter Tenant is liquidated (under Chapter 7 of the Bankruptcy Code or otherwise) or files or has filed against it a subsequent petition for reorganization under Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election to so terminate.
          (d) When, pursuant to the Bankruptcy Code, the trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Demised Premises and/or any improvements thereon or any portion thereof, such charges shall be payable at a rate which is not less than the amount which would have been due under the terms of this Lease for the period in question for Fixed Annual Rent, Additional Rent and any other charges payable by the Tenant under this Lease.
          (e) The rights and remedies of the Landlord and the Tenant contained in the provisions of this Section 32 are and shall be deemed to be in addition to, and not in limitation of, all other rights and remedies of the Landlord and the Tenant under the other terms of this Lease and under applicable statutory or case law. If the term of this Lease has expired or been terminated in accordance with the provisions hereof, this Lease shall not be revived, and no stay or other proceeding shall nullify, postpone or otherwise affect the expiration or earlier termination of the term of this Lease or prevent the Landlord from regaining possession of the Demised Premises thereupon.
          (f) In addition to the restrictions on assignment contained in Section 17 hereof, neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Demised Premises shall inure to the benefit of, be assignable to or otherwise pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord shall have consented to such transfer in writing. No acceptance by landlord of rent or any other payments from any trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord, nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.
     33. BROKERAGE PROVISION. Landlord and Tenant each represents and warrants to the other that it has dealt with no real estate brokers or other persons or entities which have been, are or will be entitled to any broker's or finder's fee or any similar commission or fee in connection with this Lease (including, without limitation, the transactions contemplated in Section 24) except Fallon, Hines & O'Connor, Inc. (the "Recognized Broker"). Landlord and Tenant each agree to indemnify, hold harmless, protect and defend the other from and against any and all loss, damage, liability and expense, including costs and reasonable attorneys' fees which such other party incurs or sustains by reason of the breach by the indemnifying party of its foregoing warranty and representation. Tenant shall be solely responsible to pay to the Recognized Broker such commission, brokerage and/or fee as shall be due to the Recognized Broker and Tenant shall indemnify and hold Landlord and its Affiliates (including, without limitation, Mortimer B. Zuckerman, Edward H. Linde, Boston Properties, Inc., and other Zuckerman/Linde Affiliates) harmless from and against any and all claims of the Recognized Broker. The obligations set forth in this Section 33 shall survive the expiration or any termination of this Lease and the Closing and the delivery of the Deed conveying fee simple title to the Premises pursuant to Section 24 or otherwise.
     34. RECORDING AND NOTICE OF LEASE. Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's and Tenant's attorneys. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. The form of such Notice Of Lease is attached hereto as Exhibit G.
     35. RELATIONSHIP OF THE PARTIES. It is the intention of the parties hereto to create the relationship of landlord and tenant and no other relationship whatsoever, and unless expressly otherwise provided herein, nothing herein shall be construed to make the parties hereto liable for any of the debts, liabilities or obligations of the other party.
     36. NOTICES. All notices, demands, requests, consents, approvals or other communications (for the purposes of this Lease collectively called "Notices") required or permitted to be given under this Lease including, without limitation, all Notices under Section 24 hereof shall be in writing and shall be sent by hand, by registered or certified mail, return receipt requested, or by recognized overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid, addressed to the party to be notified at its address first above set forth or to such other address as such party shall have specified most recently by like Notice. At the same time any Notice is given to Landlord, a copy thereof shall be sent to Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116,
Attention: General Counsel. At the same time any Notice is given to Tenant a copy thereof shall be sent to Mintz, Levin, Cohn, Ferris, Glovsky And Popeo, P. C., One Financial Center, Boston, Massachusetts 02111, Attention: Joel R. Bloom, Esquire. All such Notices shall be effective when received; provided that (i) if receipt is refused, Notice shall be effective upon the first occasion that such receipt is refused or (ii) if the Notice is unable to be delivered due to a change of address of which no Notice was given, Notice shall be effective upon the date such delivery was attempted.
     37. CAPTIONS. The captions of the several Sections of this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.
     38. COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.
     39. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith. Notwithstanding the foregoing, Tenant acknowledges and agrees that the Hazardous Materials Indemnity has been executed, or a Joinder thereto has been executed, by the Tenant and delivered by the Tenant and the other parties executing, or joining in, same and the Biogen Guaranty has been executed and delivered by the parties executing same and the Hazardous Materials Indemnity and the Biogen Guaranty are and shall remain in full force and effect and each is an integral part of the transaction evidenced by this Lease. Nothing herein shall be deemed to modify the Zuckerman/Linde Guaranty.
     40. PROVISIONS BINDING. Except as herein expressly provided otherwise, the terms, covenants and conditions hereof shall run with the land, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing, assignment and subletting is governed exclusively by
Section 17 of this Lease.
     41. POST TERMINATION SALE OR FINANCING. Notwithstanding anything to the contrary contained in this Lease, in the event that
(i) Tenant shall complete the Improvements in the manner provided in this Lease and the Land Disposition Agreement and (ii) Tenant shall obtain from the Redevelopment Authority a Certificate of Completion therefor and (iii) the closing of the purchase by Tenant from Landlord of the Demised Premises pursuant to Section 24 hereof shall not occur and (iv) this Lease shall terminated subsequent to the issuance of said Certificate of Completion (the "Lease Termination") (said items
(i), (ii), (iii) and (iv) being collectively called the "Subject Events"), then the parties hereto hereby agree as follows:
          1. Landlord shall have the absolute right to manage, maintain, repair, make replacements to, lease and otherwise operate the "Property" (hereinafter defined). The term "Property" shall mean the Demised Premises and the Improvements thereon.

          2. (A) Landlord shall use reasonable efforts to sell the Property or to place first mortgage financing on the Property within three (3) years following the Lease Termination.

               (B) Any such sale or mortgage financing shall be conducted in good faith and in a commercially reasonable manner. A sale of the Property at a public auction (herein called a "Public Auction Sale") or a sale of the Property using the services of such recognized commercial real estate brokerage firm (a "Recognized Brokerage Firm") as Landlord shall select (herein called a "Sale Through A Broker") or a mortgage financing with an institutional mortgage lender using the services of a Recognized Brokerage Firm (herein called a "Mortgage Financing Through A Broker") shall be deemed to be a sale conducted in good faith and in a commercially reasonable manner.

               Accordingly, any Public Auction Sale or any Sale Through A Broker and the terms and conditions thereof of either type of sale (including, without limitation, the amount of the purchase price and payment terms) or a Mortgage Financing Through A Broker (including, without limitation, principal amount of loan, interest rate, payment terms, prepayment premiums and provisions, fees, points and other costs) shall be conclusively binding on Tenant, and Landlord and Affiliates of Landlord (including, but not limited to Boston Properties, Inc., Mortimer B. Zuckerman, Edward
               H. Linde and other Zuckerman/Linde Affiliates) shall have no obligation or liability whatsoever to Tenant and/or Affiliates of Tenant (including, without limitation, Biogen, Inc.) respecting or in any way arising out of the terms and conditions of any such Public Auction Sale or any Sale Through A Broker or any such Mortgage Financing Through A Broker or the manner in which any such Public Auction Sale or Sale Through A Broker or any such Mortgage Financing Through A Broker is conducted or otherwise consummated.

               Notwithstanding anything contained in this Section 41 to the contrary, Tenant acknowledges and agrees that Landlord shall have no obligation to pursue, accept, obtain or consummate any mortgage financing which involves recourse to any assets of Landlord, Affiliates of Landlord (including, without limitation, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde and other Zuckerman/Linde Affiliates) or any other person other than the Property or which involves or requires any guarantees or indemnities.

               (C) Without limiting the generality of subsections 2(A) and 2(B) hereof, Landlord shall have the right, in its sole discretion, to determine the timing of any sale or mortgage financing of the Property, it being covenanted and agreed that Landlord shall have no obligation to accelerate or delay the conduct and/or consummation of any sale or mortgage financing and that Landlord and Affiliates of Landlord (including, without limitation, Boston Properties, Inc., Mortimer B. Zuckerman, Edward H. Linde and other Zuckerman/Linde Affiliates) shall have no liability or obligation to Tenant and Affiliates of Tenant (including, without limitation, Biogen, Inc.) relating to or arising out of the timing of any such sale or mortgage financing.

          3. There shall be paid to Tenant the "Lease Termination Building Amount" (hereinafter defined). Landlord agrees that upon the occurrence of all of the Subject Events, a lien for the benefit of Tenant shall automatically attach to the Property to secure the payment to Tenant of the Lease Termination Building Amount (herein called "Tenant's Lien"). Landlord agrees to enter into such documentation as Tenant may reasonably require to establish Tenant's Lien, such documentation to be entered into promptly after the occurrence of all of the Subject Events. However, the failure of Landlord to enter into such documentation shall in no way affect the validity of Tenant's Lien or the obligation to pay the Lease Termination Building Amount to Tenant. This subsection (3) is subject to the provisions, conditions and limitations set forth in this Section 41.

          4. The Landlord's obligation to pay to Tenant the Lease Termination Building Amount shall be limited to the obligation to promptly pay to Tenant the "Net Proceeds" (hereinafter defined) received by the Landlord from (a) the sale to a third party of the Property or (b) a mortgage financing of the Property. The Landlord shall have no obligation to pay the Tenant the Lease Termination Building Amount from any source other than from Net Proceeds.

          5. If the Net Proceeds from a sale of the Property are less than the Lease Termination Building Amount, upon the payment of the Net Proceeds to the Tenant, the Landlord shall have no further obligation to pay the balance of the Lease Termination Building Amount to Tenant.

          6. If the Net Proceeds from a mortgage financing of the Property are less than the Lease Termination Building Amount, the Tenant's Lien reduced by any such Net Proceeds so received shall be fully subordinated to the lien of such mortgage financing and Landlord shall have the continuing obligation to pay the balance of the Lease Termination Building Amount to Tenant upon any subsequent sale or mortgage financing of the Property until such time as the Lease Termination Building Amount shall have been fully paid, such obligation to be subject to the provisions of this Section 41 including, but not limited to subsection (4) hereof.

          7. Upon the full payment of the Lease Termination Building Amount or upon the sale of the Property and payment of the Net Proceeds of such sale to the Tenant, the Tenant shall deliver to the Landlord such documentation as may be required to extinguish Tenant's Lien. Concurrently with a sale of the Property (i) Tenant's Lien shall automatically cease, terminate and be null and void and
               (ii) in confirmation thereof Tenant shall deliver to Landlord a written instrument in recordable form terminating Tenant's Lien (the "Lien Termination"). If Tenant shall fail to deliver the Lien Termination to Landlord concurrently with such sale, Landlord is hereby appointed as Tenant's attorney in fact and shall have Tenant's power of attorney (coupled with an interest and non-terminable) to execute, seal, acknowledge, deliver and record the Lien Termination.

          8. As used herein, "Lease Termination Building Amount" shall mean the greater of (a) the "Fair Market Value Of The Property" (hereinafter defined) and (b) the
               "Project Costs" (also hereinafter defined).

          9. As used herein, "Net Proceeds" shall mean the gross purchase price or loan amount obtained in such sale or mortgage financing less (a) the purchase price Landlord was to receive had closing on the sale of the Demised Premises occurred pursuant to Section 24 hereof; provided, however, that said purchase price shall be calculated as of the date of the sale or mortgage financing under this Section 41, (b) a fee payable to North Parcel Corporation or such other person or entity designated by Boston Properties,Inc. in the amount of $100,000.00 and (c) all fees, costs and expenses (including, without limitation, points, brokerage commissions and other charges) incurred by the Landlord in connection with any sale or mortgage financing under this Section 41, (d) all fees, costs and expenses incurred by Landlord in terminating this Lease and prosecuting and/or defending any actions and claims in regard to such termination or the provisions of Section 24 hereof, (e) all fees, costs and expenses incurred by the Landlord in the repair, maintenance, improvement or leasing of the Property on or before such sale or mortgage financing which have not been reimbursed to the Landlord from rents or other income received from the Property or from a sale or mortgage financing and
               (f) any amounts due to Landlord pursuant to any other sections or provisions of this Lease (excluding the purchase price pursuant to Section 24 (b)(i), provision for which is made in item (a) above.

         10. As used herein, "Fair Market Value Of The Property" shall mean the fair market value of the Property as of the date of the Lease Termination determined as provided in Exhibit I attached hereto.

         11. As used herein, "Project Costs" shall mean and be as defined in Exhibit J attached hereto.

         12. The provisions of this Section 41 shall survive the Subject Events and shall run with the land.

     42.  INTENTIONALLY OMITTED.
     43. LANDLORD LIABILITY. Tenant shall neither assert nor seek to enforce any claim (whether for breach of this Lease or otherwise) against any of Landlord's assets or property other than Landlord's interest in the Demised Premises or against the assets of any successors of Landlord other than such successor's or successors' interest in the Demised Premises, as the case may be, and Tenant agrees to look solely to such interest in the Demised Premises for the satisfaction of any liability of Landlord (or any successors of Landlord, as the case may be) whether under this Lease or otherwise, it being specifically agreed that neither Landlord, nor any successor holders of Landlord's interest hereunder, nor any partners (whether general or limited) of Landlord (nor any successors of Landlord), nor any officers, directors, employees, agents, trustees, beneficiaries, or Affiliates of Landlord (including, without limitation, Mortimer B. Zuckerman, Edward H. Linde, Boston Properties, Inc., and other Zuckerman/Linde Affiliates) or any successors of Landlord shall ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to seek to obtain injunctive relief against Landlord or Landlord's successors-in-interest, or to take any other action, which shall not in any such cases involve the personal liability of Landlord (or any successor holder of Landlord's interest hereunder, or any officers, directors, employees, agents,trustees, beneficiaries, or Affiliates of Landlord (including, without limitation, Mortimer B. Zuckerman, Edward
H. Linde and Boston Properties, Inc., and other Zuckerman/Linde Affiliates) or any successors of Landlord) to respond in monetary damages from Landlord's assets other than Landlord's interest or such successor's interest (as the case may be) in said Demised Premises, as aforesaid. In no event shall Landlord, or any successor holders of Landlord's interest hereunder, or any officers, directors, employees, agents, trustees, beneficiaries, or Affiliates of Landlord (including, without limitation, Mortimer B. Zuckerman, Edward H. Linde and Boston Properties, Inc., and other Zuckerman/Linde Affiliates) or any successors of Landlord ever be liable for indirect and/or consequential damages. Nothing herein contained shall limit the guarantee obligations of Mortimer B. Zuckerman and Edward H. Linde as specifically set forth in the Zuckerman/Linde Guaranty.
     44. GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist excluding, however, the laws that may from time to time exist applicable to conflicts of law or choice of law.
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed, under seal, by persons hereunto duly authorized, as of the date set forth on the first page of this Lease.
                              LANDLORD
                              NORTH PARCEL LIMITED PARTNERSHIP

                              BY:  NORTH PARCEL CORPORATION,
                                   ITS GENERAL PARTNER


                                 By: /s/ Edward H. Linde
                                 Name: Edward H. Linde
                                 Title Treasurer
                                      HEREUNTO DULY AUTHORIZED



                              TENANT

                              BIOGEN REALTY LIMITED PARTNERSHIP

                              BY:  BIOGEN REALTY CORPORATION,
                                   ITS GENERAL PARTNER

                                 By: /s/ James C. Mullen
                                 Name:  James C. Mullen
                                 Office: Vice President
                                        HEREUNTO DULY AUTHORIZED

                                              [SEAL]

                               EXHIBIT A


[LEGAL DESCRIPTION OF TRACT IS TO BE SET FORTH HEREIN]

                               EXHIBIT B


[NOTE:  THIS EXHIBIT SHALL LIST AS PERMITTED ENCUMBRANCES THE
FOLLOWING:]

1. Those matters set forth or referred to in Section 24 (c)(i)(1) through Section 24 (c)(i)(22) of the Lease.

2.   The provisions of Section 24 (c)(ii) of the Lease (i.e.
     pertaining to the "Additional Improvements" and the "Additional Improvements Amount").

3.   The provisions of Section 24 (e)(ii) of the Lease (i.e.
     pertaining to the "Tract VI Exclusive Easement And Option
     Agreement" and to the "Tract VI Improvements" and the "Tract VI Improvements Amount".

4.   The provisions of Section 24(e)(iii) of the Lease (i.e.
     pertaining to the "Tieback Easement Agreements").

                               EXHIBIT C


     Exhibit C is to be the right of first offer/first refusal to purchase the Premises (i.e. the parcel of land described in Exhibit A and all improvements thereon). The terms of the right of first offer/first refusal are to be substantially the same as set forth in
Section II of the "Form of Offer/Refusal Agreement" attached to the Option Agreement dated as of October 6, 1993 between Grantor and Biogen, Inc.. The grantee of the first offer/first refusal (the "Premises Offeree") shall be North Parcel Corporation or such other person, firm or entity designated by Boston Properties, Inc., or its successors or assigns. Further, the Premises Offeree shall have the right to have the first offer/first refusal attached to and incorporated in this Deed or set forth in a separate written agreement in recordable form from the Grantee, as offeror, to the Premises Offeree, as offeree.

                               EXHIBIT E


PURCHASE PRICE

The purchase price shall be the sum of:

(1) all amounts under the "Tract Acquisition Loan" (as defined in the Option Agreement) for the Demised Premises due at the closing under this Section 24; and

(2) the "Net Fee Interest Purchase Price" being the product of (a) the gross floor area of the Building to be constructed on the Demised Premises by the Tenant as measured in accordance with the Cambridge Zoning Ordinance at the later of (i) the time of issuance of the Certificate of Completion by the Redevelopment Authority and (ii) the date of closing under Section 24 of the Lease to which this exhibit is attached, and (b) an amount per square foot of said gross floor area equal to (i) Three Dollars ($3.00) increased by (ii) a cumulative carry rate equal to five percent (5%) per annum, applied and compounded monthly for the period starting with the date of execution of the Lease to which this exhibit is attached (the "Lease Execution Date") until the date of closing of the purchase of the Demised Premises by the Tenant.

If the amounts referenced in (1) above have previously been advanced to the Landlord by a loan or loans from Tenant to Landlord, then the amounts thereof shall be as set forth in any note or notes evidencing such loan or loans, and payment of this portion of the purchase price shall be made by cancellation of such debts and return to Landlord of such notes and cancellation of any security or other instruments related thereto. If the amounts referenced in (1) above have been otherwise funded by Landlord in accordance with and subject to the terms of the Option Agreement, then Landlord shall within thirty (30) days after the Lease Execution Date furnish to Tenant a written statement certifying the amounts thereof.

                                                       TRACT V
                               EXHIBIT F

                                 DEED


     NORTH PARCEL LIMITED PARTNERSHIP, a Massachusetts limited partnership whose address is Fourteen Cambridge Center, Cambridge, Massachusetts 02142 ("Grantor"), in consideration of $_____________ [INSERT PURCHASE PRICE DETERMINED PURSUANT TO SECTION 24 AND EXHIBIT E OF LEASE] paid, grants unto BIOGEN REALTY LIMITED PARTNERSHIP, a Massachusetts limited partnership whose address is Fourteen Cambridge Center 02142 (the "Grantee"), with QUITCLAIM COVENANTS, the land in the City of Cambridge, Middlesex County, Massachusetts described as follows:

     That certain parcel of land, together with all of the Grantor's rights, if any, in all buildings and other improvements thereon, more particularly described in Exhibit A attached hereto and hereby incorporated herein by reference. [NOTE: EXHIBIT A TO BE THE LEGAL DESCRIPTION OF TRACT V]. The parcel of real estate described in said Exhibit A and the buildings and other improvements located (or from time to time located) thereon are herein collectively called the "Premises".

     The Premises are hereby conveyed subject to the matters set forth in Exhibit B attached hereto and hereby incorporated herein by reference (the "Permitted Encumbrances"). By its acceptance hereof, Grantee covenants and agrees to perform and observe all of the obligations contained in the Permitted Encumbrances as and when due and/or required.

     In consideration of Grantor's conveyance of the Premises to Grantee and other good and valuable consideration, the receipt and sufficiency of which Grantee hereby acknowledges, Grantee hereby grants to the "Premises Grantee" the right of first offer and first refusal to purchase the Premises as set forth in Exhibit C attached hereto and hereby incorporated herein by reference. Grantee hereby joins in the execution of this Deed for the purpose of said grant by Grantee to the Premises Grantee.

     For Grantor's title see deed of Cambridge Redevelopment Authority dated [INSERT DATE OF DEED FROM CRA TO NPLP], recorded with the
Middlesex South District Registry of Deeds in Book _____, Page ___.

     WITNESS THE EXECUTION HEREOF under seal as of the ______ day of _________, ____.

                              NORTH PARCEL LIMITED PARTNERSHIP

                                   BY NORTH PARCEL CORPORATION, ITS
                                   GENERAL PARTNER

WITNESS:
                                   By___________________________
_________________________          Name_________________________
                                   Title________________________
                                        HEREUNTO DULY AUTHORIZED


                              BIOGEN REALTY LIMITED PARTNERSHIP

                                   BY BIOGEN REALTY CORPORATION, ITS
                                   GENERAL PARTNER

WITNESS:
                                   By___________________________
_________________________          Name_________________________
                                   Title________________________
                                        HEREUNTO DULY AUTHORIZED




COMMONWEALTH OF MASSACHUSETTS
_______________ COUNTY


                                   _________ __, ____

     Then personally appeared before me the above-named
________________________ and acknowledged that he is the
________________________ of the above-named corporation and that he executed this instrument on behalf of such corporation as such general partner as its free act and deed.


                                   ______________________________

                                   NOTARY PUBLIC

                                   My Commission Expires:
                                   ______________________

COMMONWEALTH OF MASSACHUSETTS
_______________ COUNTY


                                   _________ __, ____

     Then personally appeared before me the above-named
__________________________ and acknowledged that he is the
________________________ of BIOGEN REALTY CORPORATION, the General Partner of BIOGEN REALTY LIMITED PARTNERSHIP and that he executed the foregoing instrument on behalf of such corporation as such general partner as its free act and deed.


                                   ______________________________

                                   NOTARY PUBLIC

                                   My Commission Expires:
                                   ______________________

                                             EXHIBIT G
                                                  TRACT V

                            NOTICE OF LEASE


     In accordance with Massachusetts General Laws, Chapter 183,
Section 4, as amended, and without intending to vary the terms of the lease (as hereinafter defined) notice is hereby given of the following described lease (the "Lease"):

Landlord:

     North Parcel Limited Partnership, a Massachusetts limited partnership

Tenant:

     Biogen Realty Limited Partnership, a Massachusetts limited partnership

Date Of Execution Of Lease:

     October 6, 1993

Description Of Demised Premises:

     That certain parcel of unimproved land located in Cambridge, Massachusetts, more particularly described in Exhibit A attached to the Lease and attached hereto as Exhibit A.

Term:

     Pursuant to Section 2(b) of the Lease, the term thereof is for a period of ninety nine (99) years commencing on October 6, 1993 and expiring on the day preceding the ninety ninth (99th) anniversary of said date, unless the Lease shall sooner terminate as provided in the Lease.

Purchase And Sale Of Demised Premises:

     Upon and subject to the terms and conditions of Section 24 of the Lease, Landlord shall sell and Tenant shall purchase the Demised
Premises.

Private Design Restrictions:

     Tenant's development on the Demised Premises is subject to compliance with the "Private Design Restrictions" (defined in Section 1 of the Lease and attached to the Lease as Exhibit C).

Zoning Restrictions/Limitations:

     Landlord and Tenant have agreed upon certain zoning and development restrictions and limitations, the same being attached to the Lease as Exhibit H.

Payment Of Additional Improvements Amount:

     Pursuant to the provisions of Section 24(c)(ii) of the Lease, if at any time or from time to time during the "Additional Improvements Period" (as defined in the Lease), Tenant (or any successor(s) or assign(s) of Tenant) shall construct, cause to be constructed or shall permit any tenant or occupant of the Demised Premises and/or the then existing "Improvements" defined in the Lease) to construct any "Additional Improvements" (defined in said Section 24(c)(ii) of the Lease), then on the "Payment Date" (also defined in said Section 24(c)(ii) of the Lease), Tenant (or such successor or assign, as the case may be) shall pay to Landlord the "Additional Improvements Amount" (defined in said Section 24(c)(ii) of the Lease).

Obligations Of Tenant Respecting Tract VI And Tract VI Exclusive
Easement And Option Agreement:

     Pursuant to Section 2 (c)(xiii) of the Lease, (a) the Demised Premises are leased to Tenant subject, inter alia, to the obligations, terms, provisions and conditions of the "Tract VI Exclusive Easement And Option Agreement" (defined in said Section 2 (c)(xiii) and (b) Tenant covenants and agrees to assume and to timely and fully perform and observe the obligations, terms, provisions and conditions of the Tract VI Exclusive Easement And Option Agreement, all as more fully described in said Section 2 (c)(xiii).

Payment Of Tract VI Improvements Amount:

     Pursuant to the provisions of Section 24 (e)(ii) of the Lease, in the event that at any time or from time to time during the "Tract VI Improvement Period" (defined in the Lease), Tenant (or any successor(s) or assign(s) of Tenant) shall acquire title to "Tract VI" (defined in the Tract VI Exclusive Easement And Option Agreement referred to above) and shall construct, cause to be constructed or shall permit any tenant or occupant to construct any "Tract VI Improvements" (defined in said Section 24 (e)(ii) of the Lease), then on the "Tract VI Payment Date" (also defined in said Section 24
(e)(ii) of the Lease), Tenant (or such successor or assign, as the case may be) shall pay to Landlord the "Tract VI Improvements Amount" (defined in said Section 24 (e)(ii) of the Lease).

Post Termination Sale Or Financing:

     Pursuant to Section 41 of the Lease, Landlord and Tenant have agreed on the terms and conditions respecting the sale and financing of the Demised Premises and the "Improvements" (defined in the Lease) in the event that (i) Tenant completes the Improvements in the manner set forth in the Lease and the "Land Disposition Agreement" (defined in the Lease) and (ii) Tenant, shall obtain from the "Redevelopment Authority" (defined in the Lease) a "Certificate of Completion" (defined in the Lease) for the Improvements and (iii) the closing of the purchase by Tenant from Landlord of the Demised Premises pursuant to Section 24 of the Lease shall not occur and (iv) the Lease shall be terminated subsequent to the issuance of said Certificate of Completion.

     Executed as an instrument under seal as of the 6th day of October
1993.

                                   LANDLORD:

                                   NORTH PARCEL LIMITED PARTNERSHIP

                                   BY NORTH PARCEL CORPORATION,  ITS
                                   GENERAL PARTNER


                                   By /s/ Edward J. Linde
                                   Name Edward J. Linde
                                   Title  Treasurer

                                   TENANT:

                                   BIOGEN REALTY LIMITED PARTNERSHIP

                                   BY BIOGEN REALTY CORPORATION,
                                   ITS GENERAL PARTNER

                                   By /s/ James C. Mullen
                                   Name James C. Mullen
                                   Title Vice President

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK

                                   October 6, 1993

     Then personally appeared before me the above-named EDWARD H. LINDE and acknowledged that he is the TREASURER of NORTH PARCEL CORPORATION, the General Partner of NORTH PARCEL LIMITED PARTNERSHIP and that he executed this instrument on behalf of such corporation as such general partner as its free act and deed.


                                   /s/ Kathleen A. Buchanan

                                   NOTARY PUBLIC

                                   My Commission Expires:
                                   April 4, 1997




COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK


                                   October 6, 1993

     Then personally appeared before me the above-named JAMES C.
MULLEN and acknowledged that he is the VICE PRESIDENT of BIOGEN REALTY CORPORATION, the General Partner of BIOGEN REALTY LIMITED PARTNERSHIP and that he executed the foregoing instrument on behalf of such corporation as such general partner as its free act and deed.


                                   JENNIFER RENNE LASSITER

                                   NOTARY PUBLIC

                                   My Commission Expires:
                                   November 4, 1994

                               EXHIBIT I

DETERMINATION OF FAIR MARKET VALUE OF THE PROPERTY
(RESPECTING APPLICATION OF SECTION 41 OF THE LEASE)



     With reference to the determination under Section 41 of the Lease of the "Fair Market Value Of The Property" as of the date of the Lease termination, the following procedures and requirements shall apply:

     If, within thirty (30) days after the date of the Lease Termination (the "Negotiation Period"), Landlord and Tenant are unable to agree on the fair market value of the Property in as is condition as of the date of the Lease Termination, each of Landlord and Tenant shall, by written notice to the other given within ten (10) days after the expiration of the Negotiation Period (time being of the essence), appoint a broker affiliated with a major Boston commercial real estate brokerage firm and having at least ten (10) years experience in dealing in properties of a nature and type generally similar to the Property located in the general Cambridge-Boston area. The notice from each of Landlord and Tenant shall make specific reference to this
     Section 41. Within ten (10) days after the selection of the last of the aforesaid two (2) brokers, said two (2) brokers so selected shall select a third broker also having at least the affiliation and experience referred to above. Within thirty (30) days after the selection of the third broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the fair market value of the Property in as is condition as of the date of the Lease Termination. The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of said determination of the fair market value of the Property in as is condition as of the Lease Termination.

     If the brokers are unable to agree at least by majority opinion on a determination of the fair market value of the Property in as is condition as of the date of the Lease Termination, then the brokers shall send written notice to Landlord and Tenant by the end of said thirty (30) day period for making said determination, which notice shall set forth the individual determinations of the fair market value of the Property in as is condition as of the date of the Lease Termiantion, and the highest such determination and the lowest such determination shall be disregarded and the remaining determination shall be deemed to be the determination of the fair market value of the Property in as is condition as of the date of the Lease Termination.

     Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the third broker.